UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

World Fuel Services Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proxy
Statement

2022
Notice of Annual Meeting of Shareholders

Tuesday, May 17, 2022 8:00 a.m., Eastern Time
9800 Northwest 41st Street, Miami, Florida 33178

Notice of Annual Meeting of Shareholders

DATE AND TIME Tuesday, May 17, 2022 8:00 a.m., Eastern Time	LOCATION Our meeting will be held at our offices located at 9800 Northwest 41st Street, Miami, FL 33178.	RECORD DATE Shareholders of record at the close of business on March 25, 2022 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

ITEMS OF BUSINESS		BOARD RECOMMENDATION
1.	To elect as directors the nine nominees named in the attached proxy statement	“FOR” each Director Nominee
2.	To conduct a non-binding, advisory vote on executive compensation	“FOR”
3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2022 fiscal year	“FOR”

Shareholders will also transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. These matters are more fully discussed in the accompanying proxy statement.

Whether or not you expect to attend the meeting, please vote using the Internet, by telephone or by mail, in each case, by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares during the meeting.

By Order of the Board of Directors WORLD FUEL SERVICES CORPORATION Amy Quintana Avalos Senior Vice President, Chief Corporate Counsel and Corporate Secretary

VOTING METHODS

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

INTERNET Visit www.proxyvote.com and follow the instructions. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	TELEPHONE Dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.	MAIL If wish to vote by traditional proxy card, you can request a full set of materials at no charge through www.proxyvote.com or the phone number listed on the Notice.

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report for the year ended December 31, 2021 on or about April 7, 2022.

Our proxy statement and annual report are available online at: www.proxyvote.com

1	WORLD FUEL SERVICES CORPORATION

1	Notice of Annual Meeting of Shareholders
3	Proxy Summary
8	Proxy Statement
9	Proposal No. 1—Election of Directors
	9	Director Nominees
15	Corporate Governance
	15	Board and Committee Governance
	18	Committees of the Board
	22	Director Nomination Process
	25	Board’s Role in Strategy and Risk
	28	Sustainability and Corporate Responsibility
	32	Code of Conduct
	33	Review and Approval of Related Person Transactions
	34	Director Compensation and Ownership Guidelines
36	Information Concerning Executive Officers
37	Compensation Discussion and Analysis
	37	Executive Summary
	39	2021 Compensation Highlights
	39	Executive Compensation Philosophy and Objectives
	41	The Compensation-Setting Process
	43	Elements of Compensation
	44	2021 Compensation Program
	47	Determining 2021 Performance Results
	48	Employee Benefits and Executive Perquisites
	49	Agreements with Executives
	49	Equity Grant Practices
	49	Tax and Accounting Implications
	50	Stock Ownership Policies
	51	Derivatives, Hedging and Pledging Transactions
	51	Compensation Committee Report on 2021 Executive Compensation
52	Executive Compensation Tables
	52	Summary Compensation Table
	53	2021 All Other Compensation
	53	Grants of Plan-Based Awards
	54	Outstanding Equity Awards at Fiscal Year-End
	55	2021 Option Exercises and Stock Vested
	55	Non-Qualified Deferred Compensation
	56	Potential Payments upon Termination of Employment or Change of Control
	59	Potential Payments Upon Termination Table
	60	CEO Pay Ratio
61	Proposal No. 2—Non Binding, Advisory Vote on Executive Compensation
62	Proposal No. 3—Ratification of Independent Registered Certified Public Accounting Firm
	62	Fees and Services of PricewaterhouseCoopers LLP
	63	Audit Committee Pre-Approval Policy
	63	Report of the Audit Committee
64	Security Ownership of Certain Beneficial Owners and Management
66	Questions and Answers About Our Annual Meeting
69	Other Matters

Index of Frequently Requested Information
Corporate Governance Matters
17	Annual Board and Committee Self-Evaluations
15	Board Leadership Structure
25	Board’s Role in Strategy and Risk
18	Committees of the Board
70	Communication with our Board
16	Director Independence
22	Director Nomination Process
35	Director Stock Ownership Guidelines
33	Review and Approval of Related Person Transactions
16	Shareholder Engagement
28	Sustainability and Corporate Responsibility
Executive Compensation Matters
49	Agreements with Executives
44	Annual Incentive Program
44	Base Salary
60	CEO Pay Ratio
41	Evaluating Compensation Program Design Using Compensation Comparison Companies
51	Derivatives, Hedging and Pledging Transactions
43	Elements of Compensation
48	Employee Benefits and Executive Perquisites
49	Equity Grant Practices
39	Executive Compensation Philosophy and Objectives
46	Long-Term Incentive Program
39	Say-on-Pay Vote and Shareholder Engagement
50	Stock Ownership Policies
49	Tax and Accounting Implications

2022 PROXY STATEMENT	2

Proxy Summary

This proxy summary highlights information contained elsewhere in this proxy statement and does not contain all information that you should review and consider. Please read the entire proxy statement with care before voting.

2022 Annual Meeting

Date and Time:	Tuesday, May 17, 2022, at 8:00 a.m. Eastern Time
Place:	Our offices located at 9800 Northwest 41st Street, Miami, Florida 33178
Record Date:	March 25, 2022
Voting:	Each share of common stock outstanding at the close of business on March 25, 2022 has one vote on each matter that is properly submitted for a vote at the annual meeting.

Proposals and Board Recommendation

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAILS)
1.	Election of Directors	FOR each Director Nominee	9
2.	Non-Binding, Advisory Vote on Executive Compensation	FOR	61
3.	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Certified Public Accounting Firm for the 2022 fiscal year	FOR	62

Shareholder Engagement

We regularly engage with our shareholders to better understand their perspectives on our Company, including our business strategies, financial performance, and matters of corporate governance and executive compensation.

During 2021, we interacted with 18 of our 25 largest holders of our common stock, representing approximately 62% of our outstanding shares.

We believe that these engagements provide valuable feedback and this feedback is shared regularly with the Board and its relevant committees.

Corporate Governance Practices

The following summarizes certain highlights of our corporate governance practices and policies.

   Annual election of directors

   100% independent Board committees

   8 out of our 9 Board nominees are independent

   Director resignation policy for all directors in uncontested elections

   Regular shareholder engagement on governance, compensation and other issues of interest to our shareholders

   Robust stock ownership guidelines applicable to directors

   Independent lead director facilitates and strengthens the Board’s independent oversight

   Independent directors meet in executive session without management present

   Strong Board oversight of risk management process

   Annual Board evaluations and self-assessments

   Policies prohibiting hedging of shares by directors

   No related person transactions in 2021

3	WORLD FUEL SERVICES CORPORATION

Proxy Summary

Board of Directors

Director Nominees

			DIRECTOR	COMMITTEE MEMBERSHIP
NAME AND PRIMARY OCCUPATION	INDEPENDENT	AGE	SINCE	A	C	G	S	T
Michael J. Kasbar Chairman, President and Chief Executive Officer World Fuel Services Corporation		65	1995
Ken Bakshi Managing Partner Trishul Capital Group LLC and Trishul Advisory Group LLC		72	2002
Jorge L. Benitez Retired Chief Executive Officer, North America Accenture plc		62	2015
Sharda Cherwoo Retired Senior Partner Ernst & Young LLP		63	2020
Richard A. Kassar Vice Chairman Freshpet, Inc.		74	2002
John L. Manley Retired Partner Deloitte & Touche LLP		73	2010
Stephen K. Roddenberry Partner Akerman LLP		73	2006
Jill B. Smart President, National Academy of Human Resources		62	2021
Paul H. Stebbins Chairman Emeritus World Fuel Services Corporation		65	1995

A – Audit	Chair
C – Compensation	Member
G – Governance
S - Sustainability & Corporate Responsibility
T - Technology & Operations

Board Snapshot

2022 PROXY STATEMENT	4

Proxy Summary

Environmental, Social and Governance

At World Fuel Services, we strongly believe that companies like ours can have a profound impact. As part of our commitment to operating sustainably, we firmly believe in working collaboratively with our suppliers, customers, and the communities in which we operate to accelerate the energy transition. We also consider our role in global commerce compels us to lead by example in all that we do – not only in the energy transition, but also furthering broader societal goals in areas such as health and safety, human rights, diversity, equity and inclusion, as well as helping one another and giving back to our communities.

Recent Highlights

●	In March 2022, we published our 2020-2021 Sustainability Report, outlining our progress and continued efforts in key environmental, social and governance (“ESG”) areas that are important to us, our business, our employees and other stakeholders.

●	In 2021, we established an ESG subcommittee of our Global Physical Operations Center of Excellence to recommend objectives to reduce our emissions, measure and monitor our progress against the targets we set, provide insight into the factors influencing these outcomes and to recommend adjustments and alternatives as necessary to achieve our sustainability goals.

●	In 2020 and 2021, we conducted several self-ID campaigns, providing an opportunity to bring cultural and social awareness to the forefront and to further enhance our initiatives and investments related to diversity, equity and inclusion.

●	As a reflection of our commitment to Board diversity in our Corporate Governance Guidelines and the Governance Committee charter, we appointed Jill B. Smart to the Board effective September 2021, enhancing our Board gender diversity.

●	We received the 2021 HIRE Vets Gold Medallion Award from the U.S. Department of Labor, the only federal level veterans’ employment award recognizing a company’s achievements. We also received the distinction of being named a Military and Spouse Friendly Company by Military Friendly®.

“We see the energy transition as not only a global imperative – but also an extraordinary opportunity for us to leverage our technical expertise and global logistics and distribution capabilities to enable the transportation sector to make net zero goals a reality.” – Michael J. Kasbar, Chairman and Chief Executive Officer.

In 2021, we continued our work establishing goals and targets aimed at:

●	Reducing our Scope 1 and 2 greenhouse gas (GHG) emissions;

●	Developing innovative solutions to enable our customers, suppliers and other stakeholders to achieve their own sustainability goals and thereby reduce GHG emissions for all participants in our value chain;

●	Increasing representation of diverse talent within management and throughout our company; and

●	Providing employment and development opportunities to military service members.

5	WORLD FUEL SERVICES CORPORATION

Proxy Summary

For 2020, we again made our operations carbon neutral in respect of our scope 1 and scope 2 carbon emissions, while continuing our work to further improve our processes, technologies and efficiencies to decarbonize our operations.

In November 2021, we announced the introduction of the U.K.’s first electric hydrant dispenser to be used in our aircraft refueling operations at Gatwick Airport.	Currently working to identify and quantify specific categories of our scope 3 emissions to define targets and measure our progress towards decarbonizing our value chain.	We conducted 5,000+ hours of ethics and compliance-related employee training completed in 2020 and 2021.

In May 2021, we adopted an engineering environmental policy setting forth our commitment to take appropriate measures to minimize the environmental impact of construction projects at our facilities.

Since 2015 through the end of 2021, we have provided more than 27 million gallons of sustainable aviation fuel (SAF) to our customers.	7% target of military service members employed across our organization	40% target for female leaders at director level or above	10% target for representation of Black employees throughout our company

2021 Executive Compensation Highlights

The following summary of our executive compensation program highlights our commitment to executive compensation practices that align the interests of our executives and shareholders. For a comprehensive discussion of our executive compensation, see the section titled “Compensation Discussion and Analysis”, beginning on page 37 of this proxy statement.

Pay-for-Performance Alignment

We structure our compensation program to directly align our compensation levels with current and future performance that creates value for our shareholders, employees, customers and other stakeholders. As a result, a significant percentage of the total target compensation for our NEOs in 2021 was a combination of short- and long-term performance-based equity awards such that the ultimate realizable value would be highly contingent upon our future operating results and stock price.

TARGET COMPENSATION MIX

2022 PROXY STATEMENT	6

Proxy Summary

Elements of Compensation

The Committee uses a variety of compensation elements to establish individual compensation programs for each of our NEOs.

COMPENSATION ELEMENT		OBJECTIVE
Base Salary		● Provide cash compensation for performing management job responsibilities
Annual Incentive Program	Annual Performance-Related Incentive Awards	● Measure annual performance ● Motivate and reward management’s achievement of financial metrics ● Payout is split between cash and equity to further support long-term value generation
	Strategic Objective Cash Incentive Awards	● Measure annual performance ● Motivate and reward management’s achievement of strategic goals that contribute to the Company’s long-term growth and operational excellence
Long-Term Performance Equity	Performance Share Plan

●  Reward multi-year growth in EPS, as modified by our ROIC

●  Provide an overlay to core annual incentive compensation program to reward long-term increases in shareholder value

●  Directly align management and shareholder interests

Executive Compensation Practices

WHAT WE DO	WHAT WE DON’T DO

Executive compensation program tied to our financial and operating performance and designed to create value for our shareholders, employees, customers and other stakeholders

Use performance measures that are aligned with business objectives

Monitor our compensation programs for risk-taking incentives

Maintain robust stock ownership guidelines applicable to executive officers

Maintain rigorous stock retention requirements applicable to executive officers

Prohibit hedging of shares by executive officers, directors and all other employees

Executive officers are not eligible for guaranteed bonuses

No tax gross ups

No excessive perquisites

No single-trigger vesting of awards upon a change of control

No repricing of stock options

No liberal share recycling under our equity plan

No liberal definition of “change of control”

No payment of dividends on unvested equity awards

7	WORLD FUEL SERVICES CORPORATION

WORLD FUEL SERVICES CORPORATION
9800 Northwest 41st Street
Miami, Florida 33178

Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 17, 2022

The proxy materials listed below are available to you at www.proxyvote.com. You will need your 16-digit control number found on your proxy card, voter instruction form or Notice of Internet Availability to access these materials:

●	our annual report for the fiscal year ended December 31, 2021;

●	our 2022 proxy statement (including all attachments thereto);

●	the proxy card; and

●	any amendments to the foregoing materials that are required to be furnished to shareholders.

Among other things, this proxy statement contains information regarding (i) the date, time and location of the meeting; (ii) a list of the matters being submitted to our shareholders; and (iii) information concerning voting for these matters at the meeting.

Introduction

This proxy statement is furnished to the shareholders of World Fuel Services Corporation in connection with the solicitation of proxies by the Board of Directors, or the “Board”, for the 2022 annual meeting of shareholders, or the “Annual Meeting”. The terms “Company,” “we,” “our” and “us” used in this proxy statement refer to World Fuel Services Corporation and its subsidiaries unless the context otherwise requires.

We are utilizing the Securities and Exchange Commission, or “SEC”, rule allowing companies to furnish proxy materials to their shareholders over the Internet. In accordance with this rule, on or about April 7, 2022, we sent our shareholders, as of the close of business on March 25, 2022, a Notice of Internet Availability of Proxy Materials for the Annual Meeting, which we refer to as the “Notice”. The Notice contains instructions on how to access our proxy statement and annual report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions included in the Notice for requesting such materials at no charge.

2022 PROXY STATEMENT	8

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nine individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All nominees are presently directors.

The persons named as proxies in the accompanying proxy card have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals identified as nominees below. We do not contemplate that any nominee named below will be unable or will decline to serve. However, if any nominee is unable to serve or declines to serve, the persons named in the accompanying proxy card may vote for another person, or persons, in their discretion, unless our Board chooses to reduce the number of directors serving on the Board. In accordance with our By-Laws, the Board may consist of four to ten directors, and the Board may increase or decrease the number of directors by amending our By-Laws. The Board presently consists of nine directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF
EACH OF THE ABOVE DIRECTOR NOMINEES.

Director Nominees

We believe that each of our nominees possesses the experience, skills, characteristics and qualities to fully perform his or her duties as a director and to contribute to our success. In addition, each of our nominees is being nominated because they each possess the highest standards of personal integrity, are accomplished in their field, have an understanding of the interests and issues that are important to our shareholders and are able to dedicate sufficient time to fulfilling their obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills, characteristics and qualities. For an additional discussion of the nomination process, see “Nominee Qualifications and the Nomination Process” beginning on page 22 of this proxy statement.

The following sets forth certain information with respect to each nominee standing for election to the Board. The biographies of each of the nominees and directors contain information regarding the individual’s service as a director, business experience, and the qualifications, characteristics or skills that led to the conclusion that the individual should serve as our director.

MICHAEL J. KASBAR
Chairman, President and
Chief Executive Officer
World Fuel Services
Corporation
AGE: 65
DIRECTOR SINCE: 1995
COMMITTEES: NONE
BACKGROUND:
●Chairman of the Board since May 2014 and has served as our President and Chief Executive Officer since January 2012.
●President and Chief Operating Officer of our company from July 2002 to December 2011.
●Chief Executive Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), from January 1995 to July 2002, at the time our principal subsidiary engaged in the marine fuel services business.
●Officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company which Mr. Kasbar co-founded in 1985 with Mr. Stebbins, from September 1985 to December 1994.
●A member of the Business Roundtable.
●First cousin of our director, Richard A. Kassar.
SKILLS & QUALIFICATIONS:

Mr. Kasbar brings to the Board a unique understanding of our strategies and operations through over 25 years of service with us and more than 35 years of experience in the fuel services business.

Commodities Trading	Energy Industry	Information Technology
International Operations	Management	Human Capital/Talent Management

9	WORLD FUEL SERVICES CORPORATION

Proposal No. 1—Election of Directors

KEN BAKSHI
Managing Partner
Trishul Capital Group LLC and
Trishul Advisory Group LLC
INDEPENDENT DIRECTOR
AGE: 72
DIRECTOR SINCE: 2002
COMMITTEES:
●Compensation (Chair)
●Governance
●Sustainability & Corporate Responsibility
●Technology & Operations
●Nominating Subcommittee (Chair)
BACKGROUND:
●Managing partner of Trishul Capital Group LLC and Trishul Advisory Group LLC, two privately owned equity investment and consulting companies, since June 2003.
●Chairman of the board of directors and Chief Executive Officer of Amala Inc., a skin care products company, from April 2008 to July 2013 and Executive Chairman thereafter until June 2015.
●Chief Executive Officer of Row 2 Technologies, a software development firm he co-founded, from December 2002 to February 2006 and Vice Chairman thereafter until June 2009.
●Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet-based marketplaces, from July 2000 to December 2002.
●Senior Vice President of Wyeth (formerly known as American Home Products Corp.), a NYSE company until 2009 when it was acquired by Pfizer, Inc., from 1998 to 2000.
●Served in various capacities with American Home Products Corp. and American Cyanamid Company, which was acquired by American Home Products Corp. in 1994, prior to 1998.
SKILLS & QUALIFICATIONS:

Mr. Bakshi brings to the Board extensive experience in private equity investments, management consulting and technology and significant international experience running operating units within large multinational publicly-traded corporations.

Accounting and Finance	Information Technology	International Operations
Management	Human Capital/Talent Management

JORGE L. BENITEZ
Retired Chief Executive
Officer, North America
Accenture plc
INDEPENDENT DIRECTOR
AGE: 62
DIRECTOR SINCE: 2015
COMMITTEES:
●Audit
●Governance
●Sustainability & Corporate Responsibility (Chair)
●Technology & Operations (Chair)
●Nominating Subcommittee
BACKGROUND:
●Retired from Accenture plc in September 2014 after more than 33 years of service.
●Chief Executive Officer of North America, where he had primary responsibility for Accenture’s business and operations in North America, from 2011 to 2014.
●Chief Operating Officer, Products Operating Group, the largest of Accenture’s five operating groups, from September 2006 to August 2011, where he was responsible for executing the business strategy and ensuring operational excellence across a wide set of consumer industry groups, including: automotive; air, freight and travel services; industrial equipment; and infrastructure and transportation services.
●Held various senior leadership roles and other positions since joining Accenture in 1981.
●Member of the board of directors of Fifth Third Bancorp, a Nasdaq company (FITB), since 2015, and currently serves as chairman of its technology committee and as a member of its nominating and corporate governance committee and finance committee.
SKILLS & QUALIFICATIONS:

Mr. Benitez brings to the Board his extensive experience developing and executing business strategies across a range of industries, particularly air, freight and travel and transportation services, as well as significant executive experience running operating units within a large multinational publicly traded corporation and skills in implementing technology and digital solutions across a broad range of platforms.

Accounting/Finance	Corporate Governance/Other Public Company Directorship	Information Technology
International Operations	Management	Human Capital/Talent Management

2022 PROXY STATEMENT	10

Proposal No. 1—Election of Directors

SHARDA CHERWOO
Retired Senior Partner
Ernst & Young LLP
INDEPENDENT DIRECTOR
AGE: 63
DIRECTOR SINCE: 2020
COMMITTEES:
●Audit
●Governance
●Sustainability & Corporate Responsibility
●Technology & Operations
BACKGROUND:
●Retired as a Senior Partner from Ernst & Young LLP (“EY”) in January 2020, after more than 37 years of service, including 28 years as a Client Service Partner with specialized industry focus in private equity, financial services, health care and emerging and disruptive technology companies.
●Launched and spearheaded EY’s Intelligent Automation program from October 2015 to January 2020, with a focus on strategic direction, governance and risk management. As part of that role, she also directed EY’s investments in robotic process automation (“RPA”) and digital transformation initiatives.
●Founding Chief Executive Officer of EY’s Global Shared Services operations in Bangalore, India, which was EY’s first global offshoring center for client-facing operations, from 2001 to 2004.
●Member of the board of directors of Doma Holdings, Inc., an NYSE company (DOMA), since August 2021 and currently serves as a member of the audit & risk committee.
●Member of the board of directors of World Quantum Growth Acquisition Corp., an NYSE company (WQGA), since August 2021 and currently serves as the chair of the audit committee, as well as a member of the compensation and nominating and corporate governance committees.
●Member of the advisory board of Land O’Lakes Inc., a member-owned agricultural cooperative, since December 2020 and currently serves on the audit & risk committee and the governance committee.
●Member of the board of directors of the International House of New York, a nonprofit board, since June 2008, and serves as the chair of the audit committee.
●Serves on the nonprofit boards of Tax Analysts and the National Association of Corporate Directors - New York Chapter.
SKILLS & QUALIFICATIONS:

Ms. Cherwoo brings to the Board her significant experience in advising companies on digital transformation initiatives and RPA strategies, including digital and talent transformation planning, artificial intelligence and blockchain initiatives, as well as substantial management experience.

Accounting/Finance	Corporate Governance/Other Public Company Directorship	Human Capital/Talent Management
Management	Information Technology	International Operations

11	WORLD FUEL SERVICES CORPORATION

Proposal No. 1—Election of Directors

RICHARD A. KASSAR
Vice Chairman
Freshpet, Inc.
INDEPENDENT DIRECTOR
AGE: 74
DIRECTOR SINCE: 2002
COMMITTEES:
●Audit
●Compensation
●Governance
●Technology & Operations
BACKGROUND:
●Vice Chairman of Freshpet, Inc. (NASDAQ: FRPT) since October 2020 and prior to that, served as its Chief Financial Officer since July 2014, its President from January 2011 to July 2014 and its Chief Executive Officer from October 2006 to December 2010.
●Chief Financial Officer of Transformational CPG Acquisition Corp., a recently organized special purpose acquisition company (SPAC).
●Senior Vice President and Chief Financial Officer of The Meow Mix Company, a cat food company, from February 2002 to July 2006.
●Self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands, from May 2001 to January 2002.
●Co-President and Chief Financial Officer of Global Household Brands, a manufacturer of household products, from December 1999 to May 2001.
●Held various positions at Chock Full O’Nuts, a coffee company, from 1986 to December 1999, and most recently served as Senior Vice President and Chief Operating Officer.
●Director, member of the compensation committee and chairman of the audit committee of Vaughan Foods, Inc., a Nasdaq company until March 2010, which was sold in October 2011.
●Director, member of the compensation committee and chairman of the audit committee of Velocity Express, Inc., a Nasdaq company until August 2009, which was sold in November 2009.
●First cousin of Michael J. Kasbar, our Chairman, President and Chief Executive Officer.
SKILLS & QUALIFICATIONS:

Mr. Kassar brings to the Board his extensive executive experience in brand management, consumer products and corporate finance and has significant experience as a senior finance executive.

Accounting/Finance	Corporate Governance/Other Public Company Directorship	Investment Banking/Capital Markets

JOHN L. MANLEY
Retired Partner
Deloitte & Touche LLP
INDEPENDENT DIRECTOR
AGE: 73
DIRECTOR SINCE: 2010
COMMITTEES:
●Audit (Chair)
●Governance
●Technology & Operations
BACKGROUND:
●Retired from Deloitte & Touche LLP in 2009 after more than 27 years as a partner.
●Managing Partner of Deloitte’s Northeast Region Audit and Enterprise Risk Services Practice from 2006 to 2009.
●Founded and was the National Director of Deloitte’s Regulatory Consulting Practice, which included practices in financial services, health care, government contracting, energy and utilities.
●Had seven years of regulatory experience with the SEC and the Commodity Futures Trading Commission, or CFTC, in various positions, including serving as the Chief Accountant and Director of the Division of Trading and Markets of the CFTC, before joining Deloitte.
●Director and Chairman of the audit committee of UBS Trust Company N.A. from 2013 to August 2015.
●A Certified Public Accountant on inactive status.
SKILLS & QUALIFICATIONS:

Mr. Manley brings to the Board extensive executive management, financial reporting, risk management and regulatory experience.

Accounting/Finance	Commodities Trading	Corporate Governance/Other Public Company Directorship
Legal and Regulatory	Management

2022 PROXY STATEMENT	12

Proposal No. 1—Election of Directors

STEPHEN K. RODDENBERRY
Partner
Akerman LLP
LEAD INDEPENDENT
DIRECTOR
AGE: 73
DIRECTOR SINCE: 2006
COMMITTEES:
●Compensation
●Governance (Chair; Presiding Director)
BACKGROUND:
●Partner in the law firm of Akerman LLP where he has been employed as an attorney since 1988.
●Advises clients in corporate compliance and governance issues, public and private securities transactions, mergers and acquisitions, and private equity investments.
SKILLS & QUALIFICATIONS:

Mr. Roddenberry brings to the Board extensive experience in private equity, mergers and acquisitions, investment management, venture capital, public finance and securities.

Corporate Governance/Other Public Company Directorship	Investment Banking/Capital Markets	Legal and Regulatory

JILL B. SMART
Retired Chief Human
Resources Officer
Accenture plc
President
National Academy of Human
Resources
AGE: 62
DIRECTOR SINCE: 2021
COMMITTEES:
●Compensation
●Governance
BACKGROUND:
●Retired from Accenture plc in 2014 after more than 33 years of global professional services.
●Chief Human Resources Officer at Accenture plc from 2004 to 2014.
●President of the National Academy of Human Resources since 2015.
●Member of the board of directors of EPAM Systems Inc. (NYSE: EPAM), a global product development and platform engineering services company, since 2016 and currently serves as the chair of the compensation committee.
●Member of the board of directors of HireRight Holdings Corporation (NYSE: HRT), a provider of on-demand employment background checks and screening, since 2018 and currently serves as a member of the audit and compensation committees.
●Member of the board of directors of AlixPartners, a results-driven global management consulting firm that specializes in helping businesses address their most complex and critical challenges, since 2018.
●Member of the advisory board of Cerity Partners, an SEC-registered investment advisor and wealth management firm, since 2018.
●Member of the board of Alexander Mann Solutions (AMS), a recruiting process outsourcing firm, from 2015 until its sale in 2018.
●Member of the advisory board of JB Training Solutions, a Chicago-based learning and employee development company, from 2017 through 2019.
●Founder and CEO of JBSmart Consulting, LLC, where she provides HR advisory and coaching services.
SKILLS & QUALIFICATIONS:

Ms. Smart brings to the Board extensive experience in consulting, organizational transformation and human resources.

Corporate Governance/Other Public Company Directorship	Information Technology	Human Capital/Talent Management
Management	International Operations

13	WORLD FUEL SERVICES CORPORATION

Proposal No. 1—Election of Directors

PAUL H. STEBBINS
Chairman Emeritus
World Fuel Services
Corporation
INDEPENDENT DIRECTOR
AGE: 65
DIRECTOR SINCE: 1995
COMMITTEES:
●Sustainability & Corporate Responsibility
BACKGROUND:
●Our Chairman Emeritus since May 2014 and prior to that, our Executive Chairman, from January 2012 to May 2014.
●Chairman and Chief Executive Officer of our Company from July 2002 to December 2011.
●President and Chief Operating Officer of our Company from August 2000 to July 2002.
●President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), from January 1995 to August 2000, at the time our principal subsidiary engaged in the marine fuel services business.
●Officer, shareholder and director of Trans-Tec Services, Inc., a global marine fuel services company, which Mr. Stebbins co-founded in 1985 with Mr. Kasbar, from September 1985 to December 1994.
●Member of the board of directors of First Solar, Inc., a Nasdaq company, since December 2006 and currently serves as the chairman of the nominating and governance committee and a member of the audit and compensation committees.
●A member of the Board of Advisors of the Amigos de las Americas Foundation of Houston, Texas (amigosinternational.org) and member of the Board of Advisors of Silkroad founded by Yo-Yo Ma (silkroad.org).
●Founding member of FixUSNow (FixUSNow.org) and member of the Council on Foreign Relations (CFR.org).
SKILLS & QUALIFICATIONS:

Mr. Stebbins brings to the Board a unique understanding of our strategies and operations through over 25 years of service to our Company and more than 35 years of experience in the fuel services business.

Accounting/Finance	Commodities Trading	Corporate Governance/Other Public Company Directorship
Energy Industry	International Operations	Investment Banking/Capital Markets
Management	Human Capital/Talent Management

2022 PROXY STATEMENT	14

Corporate Governance

Board and Committee Governance

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for us and does not have a formal policy with respect to the separation of the positions of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different Board leadership structures may be appropriate for us at different times, and that it should have the flexibility to make this decision based on its evaluation of current circumstances. When making this decision, the Board considers factors such as:

●	the person filling each role;
●	the presence of a lead independent director and the person in that role;
●	the composition, independence, and effectiveness of the entire Board; and
●	other corporate governance structures in place.

Mr. Kasbar currently serves as Chairman of the Board in addition to his role as President and Chief Executive Officer. Our Board believes that our Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board given that he has the primary responsibility for managing our day-to-day operations and therefore has a detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business. The Board also believes that the Chief Executive Officer serving as Chairman of the Board further promotes information flow between management and the Board and enhances the quality of the Board’s overall decision-making process.

In making its decision to combine the roles of Chief Executive Officer and Chairman of the Board, the Board considered that its leadership structure was appropriate given the following strong governance structures and processes in place to ensure the independence of the Board, eliminate conflicts of interest and prevent the dominance of the Board by senior management:

●	the presence of, and the responsibilities and authority of, the Board’s strong lead independent director;
●	the composition of the Board, which includes a super-majority of independent non-management directors;
●	the composition of the Board’s standing committees, which are comprised of, and chaired solely by, independent non-management directors;
●	the fact that the independent non-management directors meet in regular executive sessions without management present to discuss, among other things, the effectiveness of our management, the quality of the Board meetings and any other issues and concerns; and
●	the fact that all Board members have unrestricted access to management and outside advisors.

Lead Independent Director

Our independent directors annually elect our lead independent director. Consistent with best practices, our lead independent director:

●	presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
●	serves as a liaison between the Chairman of the Board and the independent directors;
●	reviews Board meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items;
●	has the authority to call meetings of the independent directors;
●	if requested by major shareholders, ensures that he or she is available for consultations and direct communication;
●	has the authority to retain outside advisors and consultants who report directly to the Board; and
●	consults with and assists the Chief Executive Officer in accomplishing his or her objectives as the Chief Executive Officer deems appropriate.

Currently, Mr. Roddenberry serves as our lead independent director. The Board believes that having a lead independent director benefits us and our shareholders by providing leadership and an organizational structure for the independent directors.

15	WORLD FUEL SERVICES CORPORATION

Corporate Governance

Shareholder Engagement

We regularly engage with our shareholders to better understand their perspectives on our Company, including our business strategies, financial performance, and matters of corporate governance and executive compensation. This dialogue has helped inform the Board’s decision-making processes and ensure our interests remain well-aligned with those of our shareholders. In recent years, these engagements have covered governance issues, such as majority voting, board leadership and director nomination processes, and compensation and capital allocation policies.

During 2021, we reached out to the 25 largest holders of our common stock, and interacted with 18 of those 25 largest holders, representing approximately 62% percent of our outstanding shares.

As a result of the feedback we received from our shareholders in the past few years, we have, among other things:

adopted a director resignation policy for all directors in uncontested elections;

enhanced our disclosure regarding our director nomination process and the combined skills of our Board;

amended our Governance Committee charter and Corporate Governance Principles to better reflect the Board’s perspective and existing practice regarding the inclusion of diverse candidates in our director nomination process;

modified our long-term incentive compensation programs to enhance predictability and shareholder alignment; and

expanded our disclosures regarding our environmental, social and governance (“ESG”) principles and practices through, among other things, the publication of our 2020-2021 Sustainability Report.

We believe that these engagements provide valuable feedback and this feedback is shared regularly with the Board and its relevant committees.

Meetings

During 2021, the Board met seven times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each of the Board committees on which he or she served. In addition, it is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors who were standing for election at the 2021 annual meeting of shareholders attended the meeting.

All of our independent directors meet in executive session (without management present) during each scheduled Board meeting and at other times as they may deem necessary. Mr. Roddenberry currently serves as the Presiding Director over all executive sessions of the independent directors.

Director Independence

Our Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the NYSE listing standards. In addition, members of our Audit Committee must meet the independence standards for audit committee members adopted by the SEC. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the definition of “non-employee director” contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and meet the independence requirements under the NYSE listing standards. The Board may also consider other factors in making its determination that a director has no material relationship with us that could compromise that director’s independence.

Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Mr. Kasbar is the only member of management currently serving on our Board. All of our other directors, Messrs. Bakshi, Benitez, Kassar, Manley, Roddenberry and Stebbins, and Mses. Cherwoo and Smart, are independent of us and our management under NYSE listing standards, and all of our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered that Mr. Kassar is the first cousin of Mr. Kasbar, and the Board determined that the familial relationship between Messrs. Kasbar and Kassar was not material because it would not adversely affect Mr. Kassar’s ability to exercise his independent judgment as our director. Mr. Kasbar is deemed not to be an independent director because of his employment relationship with us and therefore he is precluded from sitting on any of our committees.

2022 PROXY STATEMENT	16

Corporate Governance

Annual Board and Committee Self-Evaluations

Each year, our Board and its committees conduct self-evaluations to ensure they are performing effectively and to identify opportunities to improve Board and committee performance.

1 SCOPE AND FORMAT OF EVALUATION	2 SELF-ASSESSMENT
The Governance Committee annually reviews the format and scope of our Board’s evaluation process in light of general corporate governance developments and best practices and recommends changes it believes are appropriate. Each chair of our Board’s committees also reviews and updates, as appropriate, a separate self-evaluation of committee performance, which is provided to the members of each committee for comment and feedback.	Once the format and content of the evaluation is approved, a Board self-assessment is conducted under the oversight of the Governance Committee and for each committee, led by the committee chair. As part of the assessment, a written questionnaire is often circulated to solicit feedback on a range of issues, including Board and committee structure, process and dynamics, the flow of information from management, and agenda topics.
4 ONGOING BOARD FEEDBACK	3 REVIEW SESSIONS
In addition to annual self-assessments, the Board evaluates and modifies its oversight of our business operations on an ongoing basis. During executive sessions, the independent directors raise and consider agenda topics that they believe deserve additional focus and raise new topics to be addressed in future meetings.	The feedback received from the evaluations is discussed during an executive session with the Governance Committee and the individual committees, as appropriate. Policies and practices are enhanced or modified, as appropriate, based on the evaluation findings and other feedback, including one-on-one discussions. Follow-up items are discussed at subsequent Board and committee meetings as necessary.

Based on the results of these evaluations, as well as ongoing feedback provided by directors, our Board’s practices have evolved over time through the implementation of enhancements such as: changes to committee composition and oversight responsibilities, additional presentations on specified topics, identification of focus areas for continuing education, and refinements to board meeting materials and presentation format.

2021 Self-Evaluation Process

The Board and each of its committees approved the format and content of the evaluations in December 2021 and each completed their self-assessments shortly thereafter. The results were then reviewed and discussed by the Governance Committee in early 2022. Each committee and the Board concluded that it was satisfied with its performance and each was considered to be operating effectively, with appropriate balance among governance, oversight, strategic, and operational matters.

17	WORLD FUEL SERVICES CORPORATION

Corporate Governance

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The Corporate Governance Principles describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Principles include, among other things:

● the role of the lead independent director;	● director orientation and continuing education;
● director independence;	● management development and succession planning;
● director qualifications, functions and tenure;	● director resignation policy in uncontested elections; and
● committees of the Board;	● director compensation.

Our Corporate Governance Principles are available on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Copies of this document may also be obtained by any shareholder, without charge, by writing to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

Committees of the Board

Our Board has five standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, the Sustainability & Corporate Responsibility Committee and the Technology & Operations Committee. The following table illustrates the current membership of each of our Board’s committees, which are composed entirely of independent directors:

DIRECTOR	AUDIT	COMPENSATION	GOVERNANCE	SUSTAINABILITY & CORPORATE RESPONSIBILITY	TECHNOLOGY & OPERATIONS
Ken Bakshi Managing Partner Trishul Capital Group LLC and Trishul Advisory Group LLC
Jorge L. Benitez Retired Chief Executive Officer, North America Accenture plc
Sharda Cherwoo Retired Senior Partner Ernst & Young LLP
Richard A. Kassar Vice Chairman Freshpet, Inc.
John L. Manley Retired Partner Deloitte & Touche LLP
Stephen K. Roddenberry Partner Akerman LLP
Jill B. Smart President, National Academy of Human Resources
Paul H. Stebbins Chairman Emeritus World Fuel Services Corporation
Chair	Member

Each of the Board’s committees operates under a written charter adopted by our Board which addresses the purpose, duties and responsibilities of the committee. Each committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. A current copy of each committee charter can be found on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance.

2022 PROXY STATEMENT	18

Corporate Governance

AUDIT COMMITTEE				Meetings in 2021: 8
Members:
John L. Manley (Chair)	Jorge L. Benitez	Sharda Cherwoo	Richard A. Kassar

PRIMARY RESPONSIBILITIES

●  Oversees and reviews the financial reporting process, integrity of our financial statements and related financial information.

●  Reviews the effectiveness, internal control environment and systems of our internal audit function.

●  Reviews the qualifications, performance and independence of our independent auditors, and approves all audit and permitted non-audit services to be provided by our independent auditors.

●  Reviews and discusses with management and our independent auditors our major financial risk exposures, and the policies and practices management has established to monitor and control such exposures.

●  Together with the Technology & Operations Committee, reviews our cybersecurity and related information technology risks, controls and procedures, including data protection and privacy and our plans to mitigate cybersecurity risks and to respond to data breaches.

●  Monitors and reviews our compliance with applicable laws and regulations and our Code of Conduct, and also establishes procedures for treatment of employee complaints and concerns about accounting, internal controls or auditing matters.

INDEPENDENCE AND FINANCIAL EXPERTISE

The Board reviewed the background, experience and independence of the Audit Committee members and based on this review, the Board determined that each member of the Audit Committee meets the NYSE listing standards and SEC requirements for independence with respect to audit committee members, is financially literate, knowledgeable and qualified to review financial statements and qualifies as an “audit committee financial expert” under the SEC rules.

The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. None of the members of our Audit Committee currently serve on the audit committees of more than two other public companies.

19	WORLD FUEL SERVICES CORPORATION

Corporate Governance

COMPENSATION COMMITTEE				Meetings in 2021: 8
Members:
Ken Bakshi (Chair)	Richard A. Kassar	Stephen K. Roddenberry	Jill B. Smart

PRIMARY RESPONSIBILITIES

●  Reviews and approves annually the goals and objectives relevant to the compensation of our CEO, and, based upon recommendations of our CEO, our other executive officers.

●  Establishes compensation levels, evaluates performance and approves the compensation of our CEO and, based upon recommendations of our CEO, our other executive officers.

●  Reviews and makes recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and administering such plans.

●  Approves any employment, severance and consulting arrangements with executive officers.

●  Reviews annually a risk assessment of our compensation policies and practices with respect to all employees, including our NEOs.

●  Reviews and discusses with management the Compensation Discussion and Analysis included in our annual proxy statement and recommends such inclusion to the Board.

●  Reviews the results of any advisory shareholder votes on executive compensation and considers whether to recommend adjustments to our executive compensation policies and practices as a result of such votes.

●  Reviews management reports about our human capital management policies and strategies regarding recruiting, retention, talent development, career progression and, together with the Governance Committee, considers management development and succession.

●  Recommends non-management director compensation to the Board.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Compensation Committee members and based on this review, the Board determined that each member of the Compensation Committee is independent and a non-employee pursuant to NYSE listing standards and Rule 16b-3 under the Exchange Act.

In affirmatively determining the independence of each Compensation Committee member, the Board considers all factors specifically relevant to determining whether such director has a relationship with us or any of our subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and (ii) whether such director is affiliated with us, a subsidiary of ours or an affiliate of one of our subsidiaries. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee was at any time during 2021 an officer or employee of our Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

2022 PROXY STATEMENT	20

Corporate Governance

GOVERNANCE COMMITTEE				Meetings in 2021: 6
Members:				The Governance Committee meets in executive session (without management present) in connection with each scheduled Board meeting and at other times as it deems necessary.
Stephen K. Roddenberry (Chair)	Ken Bakshi	Jorge L. Benitez	Sharda Cherwoo
	Richard A. Kassar	John L. Manley	Jill B. Smart

PRIMARY RESPONSIBILITIES

●  Recommends to the Board criteria for Board membership and the size and composition of the Board, and reviews qualifications of director nominees for recommendation to the Board.

●  Reviews the procedures, effectiveness and performance of the Board as a whole, the individual directors and the Board’s committees.

●  Annually reviews our Corporate Governance Principles and committee charters.

●  Recommends overall compensation for directors.

●  Annually evaluates the performance of our NEOs and discusses any changes to the executives’ compensation recommended by the Compensation Committee, and together with the Compensation Committee, considers management development and succession.

●  Oversees and reviews our environmental, social and governance activities and related policies.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Governance Committee members and based on this review, the Board determined that each member of the Governance Committee meets the independence requirements of the NYSE listing standards.

NOMINATING SUBCOMMITTEE

The Nominating Subcommittee was formed by the Governance Committee to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee, which does not have a separate committee charter, consists of two of the members-at-large of the Governance Committee, currently Messrs. Benitez and Bakshi, who serves as Chair.

SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE				Meetings in 2021: 4
Members:
Jorge L. Benitez (Chair)	Ken Bakshi	Sharda Cherwoo	Paul H. Stebbins

PRIMARY RESPONSIBILITIES

●  Reviews and provides input on management’s strategy, policies, goals, and integration of Sustainability Matters across the Company, including monitoring our performance with respect to Sustainability Matters and progress on established goals.

●  Oversees internal and external communications and disclosures to stakeholders regarding significant Sustainability Matters.

●  Oversees and provides input to management on our identification, assessment and management of risks associated with Sustainability Matters such as climate change and its impact on us and our business.

●  Considers, analyzes and provides input on significant public issues, trends, regulation and legislation regarding Sustainability Matters.

●  Reviews our charitable giving policies and programs and receives reports from management on charitable contributions in support of our goals regarding Sustainability Matters.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Sustainability & Corporate Responsibility Committee members and based on this review, the Board determined that each member of the committee meets the independence requirements specified in its charter.

21	WORLD FUEL SERVICES CORPORATION

Corporate Governance

TECHNOLOGY & OPERATIONS COMMITTEE					Meetings in 2021: 4
Members:
Jorge L. Benitez (Chair)	Ken Bakshi	Sharda Cherwoo	Richard A. Kassar	John L. Manley

PRIMARY RESPONSIBILITIES

●  Reviews and discusses with management the financial, tactical and strategic benefits of significant technology and operations projects and initiatives, including our progress on such projects and initiatives, and makes recommendations to the Board regarding significant technology investments.

●  Reviews and discusses our technology and operations policies.

●  Reviews and discusses with management our programs relating to business continuity and disaster recovery, as well as other risks related to technology and operations initiatives, including regulatory and other significant technology-related risks.

●  Consults with the Audit Committee regarding technology and operations systems and processes that relate to or affect our internal control systems, information security, data protection and privacy, fraud and cybersecurity risks, including assisting in the review of cybersecurity risks against our risk management methodologies and the steps taken to monitor and control such exposures.

INDEPENDENCE

The Board reviewed the background, experience and independence of the Technology & Operations Committee members and based on this review, the Board determined that each member of the committee meets the independence requirements specified in its charter.

Director Nomination Process

Nominee Qualifications and the Nomination Process

The Governance Committee believes that the Board should collectively possess a broad range of skills, knowledge, business experience and diversity of backgrounds that provides effective oversight of our business. The Board’s objective is to maintain a diverse membership that can best further the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience and perspectives. The Governance Committee periodically assesses the skills, characteristics and experience required of directors, comparing our needs in Board composition and the individual skills, characteristics and experience of our directors. This assessment enables the Governance Committee to update the skills, characteristics and experience it seeks in the Board, as a whole and in individual directors, as our needs evolve over time in order to maintain a balance of knowledge, experience and capabilities.

As a result of such periodic assessment, the Governance Committee evaluates current directors and potential director nominees and will recommend any changes to Board size or composition that it believes is necessary to create a balanced and effective Board. Consistent with our commitment to diversity within our Board, we seek to include highly qualified women and minority candidates in our search process for new director candidates. Based on its recent assessment of the skills and experience that would further enhance the Board’s composition, the Governance Committee recommended, and the Board approved, the appointment of Ms. Smart to the Board effective September 2021.

2022 PROXY STATEMENT	22

Corporate Governance

BOARD OF DIRECTORS SKILLS MATRIX

The Governance Committee has established a matrix of skills and experience which it has determined would be beneficial to have represented on our Board based on a number of factors, including our current operating requirements, business strategy, and the long-term interests of our shareholders. The following table highlights certain of the skills and experience of our Board (additional details are set forth in their individual biographies beginning on page 9 of this proxy statement):

SKILLS AND QUALIFICATIONS
ACCOUNTING/FINANCE To provide insight and guidance on financial reporting, internal controls, our capital structure and financial transactions
COMMODITIES TRADING To understand and advise on the fuel price risk management aspect of our operations
CORPORATE GOVERNANCE / OTHER PUBLIC COMPANY DIRECTORSHIP To ensure a solid background and knowledge necessary to understand oversight and governance roles
ENERGY INDUSTRY To provide insight and guidance on navigating and capitalizing on market dynamics in the energy industry
INFORMATION TECHNOLOGY To assess the best tools to enhance business operations and customer experience
INTERNATIONAL OPERATIONS To aid in the oversight of our extensive global operations
INVESTMENT BANKING CAPITAL MARKETS To evaluate our investment and capital raising strategies
LEGAL AND REGULATORY To understand and evaluate the complex regulatory environment in which our business operates and our legal risks and obligations
MANAGEMENT To oversee the leadership and performance of our senior management
HUMAN CAPITAL/TALENT MANAGEMENT To understand and provide valuable insight into attracting, motivating, developing and retaining top talent and manage succession

23	WORLD FUEL SERVICES CORPORATION

Corporate Governance

1

SEARCH FOR A
 BOARD NOMINEE

To the extent that the Governance Committee believes that specific skills, characteristics or experience needs to be added to the Board, the committee initiates a search for a Board nominee, seeking input from board members and senior management.

2

PROFESSIONAL
SEARCH FIRMS

The Governance Committee may retain professional search firms to identify director candidates and maintains the authority to approve the fees and other retention terms of any such firm.

3

CRITERIA FOR
 EVALUATING NOMINEES

The criteria for evaluating director nominees takes into account the candidate’s intellect, integrity, judgment, experience and background, including diversity, such as race, gender and ethnicity, as well other factors deemed appropriate in adding value to the composition of the Board.

4

DIVERSE
CANDIDATES

As set forth in our Corporate Governance Principles, the Governance Committee is committed to actively seeking highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, as part of the search process for new director candidates.

Finally, in order to ensure that our independent directors have sufficient time to devote to overseeing the Company, our Corporate Governance Principles prohibit our directors from serving on the board of directors of more than three other publicly traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his or her obligations as our director. The Governance Committee believes that it has been able to attract and appoint directors of diverse backgrounds in the past using the criteria set forth above.

We believe the Governance Committee has a sound director evaluation process and that such process is an effective method for determining whether a director is fit to serve on the Board. Our Governance Committee welcomes candidates recommended by shareholders and, assuming a submission is in proper form as provided under our By-Laws, it will apply the same standards described above to the evaluation of a shareholder nominee as it applies to all nominees, including those recommended by current directors, employees and others. The procedural and disclosure requirements of our By-Laws provide that shareholders who would like to propose a Board nominee for consideration by the Governance Committee must deliver written notice to our Corporate Secretary, including disclosure of: (i) the relationship between the nominating shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities; (ii) information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any; and (iii) any other information required to comply with the proxy rules and applicable law. These requirements are more fully described in Article I, Section 7 of our By-Laws, a copy of which will be provided without charge to any shareholder upon written request to our Corporate Secretary at World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.

Director Resignation Policy

We have adopted a director resignation policy for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In uncontested elections of directors, such as this election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation for consideration by the Governance Committee. The director whose resignation is under consideration will not participate in the recommendation of the Governance Committee or deliberations of the Board with respect to his or her resignation. The Governance Committee will recommend to the Board whether the Board should accept or reject the resignation or whether other action should be taken. The Board will publicly disclose, in a Form 8-K filed with the SEC, its decision regarding the tendered resignation within 90 days after certification of the election results.

If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or decrease the number of directors comprising the Board in accordance with our By-laws. A copy of our director resignation policy, included in our Corporate Governance Principles, is available on our website at www.wfscorp.com. Our website and information contained on our website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

2022 PROXY STATEMENT	24

Corporate Governance

Board’s Role in Strategy and Risk

We are committed to operating our business in a safe, responsible and ethical manner through sound corporate governance that promotes accountability, transparency, and engagement with our stakeholders. This commitment begins with our Board, which plays a key role in providing oversight of our business practices and related risks, while remaining informed as we evolve and new risks emerge over time. Our executive leadership team maintains the primary responsibility for setting and delivering on our strategic priorities designed to create long-term sustainable value for all our stakeholders.

The Board has established a framework to review and understand the nature of the material risks we face related to our company, business strategies and operations. Based upon the information provided by our leaders responsible for managing these risks, as well as our enterprise risk management (“ERM”) programs, our Board evaluates whether our processes, policies and procedures are reasonably designed to respond to and mitigate these risks.

The Board and each of its committees oversee the risks pertaining to their principal areas of focus as described in the table below. Each committee ensures that the risks pertaining to their principal areas of focus are reported to the Board as appropriate.

BOARD OF DIRECTORS
Considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation and risks associated with acquisitions.

AUDIT COMMITTEE

●  Considers risks associated with the financial reporting and disclosure process, major litigation, cybersecurity and related information technology risks, including data protection and privacy, as well as regulatory and legal compliance risks.

●  Discusses the guidelines and policies that govern the process by which risk assessment and management is undertaken in accordance with its charter and NYSE rules.

TECHNOLOGY & OPERATIONS COMMITTEE

●  Considers risks related to technology and operations initiatives, including regulatory and other significant technology-related risks.

●  Consults with the Audit Committee regarding technology and operations systems and processes that relate to or affect our internal control systems, information security, data protection and privacy, fraud and cybersecurity risks.

COMPENSATION COMMITTEE

●  Considers risks associated with our compensation programs, policies and practices, including human capital management policies and strategies regarding recruiting, retention, talent development, career progression.

GOVERNANCE COMMITTEE ● In conjunction with the Compensation Committee, considers risks associated with management development and succession.

SUSTAINABILITY & CORPORATE
RESPONSIBILITY COMMITTEE

●  Considers the risks and initiatives regarding the environment, sustainability and climate change, health and safety, diversity, equity and inclusion, as well as other social responsibility issues and impacts (“Sustainability Matters”).

MANAGEMENT
Management is responsible for the enterprise risk assessment process and the day-to-day management of risks.

Throughout the year, the Board and its committees receive reports from our management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks. The Board and its committees will also periodically conduct an in-depth review and analysis of specific strategic, operational and financial risks, after which our management will continue to provide regular updates on our company’s progress in respect of these focus areas for a period of time thereafter.

25	WORLD FUEL SERVICES CORPORATION

Corporate Governance

During 2021, for example, our management regularly discussed with the full Board and each of the Board committees, as appropriate, our company’s actions related to the coronavirus pandemic and its impact on health and safety, business continuity, technology, cybersecurity, as well as demand for our products and services and other risks associated with pandemic. Please see the “Risk Factors” section of our 2021 Annual Report on Form 10-K for additional information about these and other risks.

Periodically, we also perform risk management assessments, both in specific areas of our business or on an enterprise wide basis. The principal purposes of these assessments are to:

●	ensure that risk management efforts are focused and directly linked to our underlying business strategy;

●	implement a sustainable and scalable framework to identify, manage and monitor risk;

●	assign responsibility for each risk, put mitigation plans in place and assess the effectiveness of such mitigation plans; and

●	enhance our risk management capabilities for priority risks and continue the development of risk management policies and action plans.

The results of these risk assessments are regularly communicated to the Board. In addition, each year management conducts, and the Compensation Committee oversees, a risk assessment of our compensation policies and practices with respect to all employees, including NEOs. The employee population is segmented into groups based on commonalities across their reward programs. Each program is then evaluated using the key design features of the program and the applicable risk mitigation features that exist in such programs. Once the assessment is completed, management reviews the assessment data, methodology and findings with the Compensation Committee. A key goal of this process is to ensure that there are controls in place to (i) safeguard us from unwarranted exposure to particular risks that individual employees might choose to take and (ii) avoid any inadvertent incentives for employees to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders.

BOARD’S ROLE IN OVERSEEING SUSTAINABILITY RISKS AND OPPORTUNITIES

As we have progressed in our approach to sustainability and corporate responsibility, our governance and oversight structure has also evolved. At the Board level, we began in 2018 by enhancing the responsibilities of our Governance Committee, which already included oversight of our corporate governance policies and practices, to also include oversight of our policies and programs related to environmental and social matters. This enhancement resulted in the establishment of our Sustainability Management Committee, which is a cross-functional committee composed of senior leaders and subject matter experts from across our business who collaborate to identify priorities, set goals and drive the implementation of our strategy and objectives with respect to Sustainability Matters. This committee is also responsible for developing and implementing our multi-year sustainability and corporate responsibility program currently underway.

In March 2020, we established the Sustainability & Corporate Responsibility Committee as a standing committee of the Board, as a reflection of our commitment to ensuring our Board’s sufficient fluency in climate risk and embedding sustainability and corporate responsibility as an integral part of our business strategy for long-term value creation. This committee is dedicated to the oversight of Sustainability Matters. The Governance Committee of the Board, meanwhile, continues to be responsible for the oversight of our corporate governance policies and practices and the Compensation Committee oversees our human capital management policies and strategies regarding recruiting, retention, talent development, and career progression.

The Sustainability & Corporate Responsibility Committee is comprised solely of independent directors and is responsible for overseeing and reviewing our programs, policies, risks and initiatives with respect to all Sustainability Matters not otherwise overseen by the other committees of the Board. These duties include reviewing and providing input on our strategy, goals and integration of Sustainability Matters into strategic and tactical business activities across the Company, including our plans for transitioning our business model to a low carbon economy. The committee is also responsible for monitoring our progress against the goals and targets we establish and reviewing disclosures regarding our position, approach and reporting of Sustainability Matters, such as our sustainability report. Our Board’s governance structure for the oversight of Sustainability Matters is reflected below and described in the “Corporate Governance” section beginning on page 15 of this proxy statement.

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Corporate Governance

Board Oversight of Sustainability Matters

BOARD OF DIRECTORS

COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE
● Oversight and review of human capital management practices and policies	● Oversight and review of governance practices and policies
SUSTAINABILITY & CORPORATE RESPONSIBILITY COMMITTEE ● Oversight and review of Sustainability Matters	AUDIT COMMITTEE ● Monitors and reviews our compliance with laws, regulations and our Code of Conduct

SUSTAINABILITY MANAGEMENT COMMITTEE
Identifies, develops and drives the implementation of our strategy, goals and objectives with respect to Sustainability Matters

Climate-Related Risks and Opportunities

We manage climate-related risks and opportunities at various levels throughout our organization. The Sustainability & Corporate Responsibility Committee of the Board is responsible for overseeing and providing input on our identification, assessment and management of risks associated with Sustainability Matters, such as climate change and its impact on us and our business. Our senior management, with the support of our Global Physical Operations Center of Excellence and our Sustainability Management Committee, is responsible for monitoring, evaluating and reporting to the Board and its committees, as appropriate, the status of any climate-related risks and opportunities, as well as the strategies being implemented to address key risks and opportunities. Our Vice President of Global Sustainability, along with our carbon footprint reporting team, also monitors and reports the status of our greenhouse gas (“GHG”) emissions reduction goals to our senior management and the Sustainability Management Committee on a routine basis.

Our senior management regularly updates the Sustainability & Corporate Responsibility Committee on climate-related risks and opportunities within our businesses and reviews our strategic plans for transitioning our business model to a net zero economy. Throughout the year, our management advises the committee of our progress on meeting our established goals and objectives, including the actions we are taking to reduce our GHG emissions within our operations and the key drivers of any year-over-year variances. The committee also receives reports from various business leaders on topics such as the latest developments and status of renewable and lower carbon fuels within the transportation sector, as well as any new sustainability solutions being developed to support our customers in meeting their own carbon reduction goals.

27	WORLD FUEL SERVICES CORPORATION

Corporate Governance

Sustainability and Corporate Responsibility

Protecting people, respecting individual rights, engaging with our communities, and working to reduce our overall impact on the environment through increased efficiency in our operations is in our DNA. We believe fostering a culture of safety and corporate responsibility that protects our environment and benefits the communities in which we operate can provide enduring sustainable value for all our stakeholders. Our talented teams take pride in inspiring, innovating, and deploying energy solutions to accelerate the energy transition. Through our vast fulfillment network and comprehensive energy solutions, we strive to satisfy our suppliers’ and customers’ operational and strategic requirements of today and enable them to achieve their goals for the low-carbon world of tomorrow.

We also firmly believe that diversity, equity and inclusion within the workplace are integral to our success and the success of our people. We promote mutual respect and seek to foster an environment of trust and collaboration, where all employees have an equal opportunity to contribute, perform and succeed.

Sustainable Development Goals

In 2019, we became a signatory to the United Nations (“UN”) Global Compact, the world’s largest corporate responsibility initiative, calculated our baseline carbon footprint and published our inaugural Sustainability Report. For both 2019 and 2020, we achieved carbon neutrality and are looking to do the same when we complete our 2021 carbon footprint. In March 2022, we published our 2020-2021 Sustainability Report, which contained details of our 2020 carbon footprint and the steps we have taken to further strengthen our commitment to operate in a more sustainable manner and support our customers, suppliers and other stakeholders through today’s evolving energy landscape.

At the time of publishing our report, we also submitted our annual “Communication on Progress” to the UN, highlighting the actions we have taken thus far to implement the UN Global Compact principles. Based on our responses to the UN self-assessment questionnaire, our “Communication on Progress” was determined to have reached the Global Compact “Advanced” level. Through this “Advanced” designation, the Global Compact office recognizes companies that strive to be top reporters and declare that they have adopted and report on a broad range of best practices in sustainability governance and management.

As we look ahead, we remain focused on supporting the UN’s principles on human rights, labor, the environment and anti-corruption through progressing our goals and objectives in support of the broader UN Sustainable Development Goals (“SDGs”) we have selected. The following six SDGs are those areas where we believe we can have the greatest positive impact and that are closely aligned with our values and mission:

We have been actively working on setting various goals and targets for these SDGs to help drive the implementation of our sustainability strategy and establish benchmarks against which to measure our progress. As the next step in this journey, we are focusing on creating the programs underlying each of the initiatives, which we believe will enable us to achieve the short and long-term goals and targets that we set.

In particular, we have been establishing goals and targets aimed at:

●  Reducing our Scope 1 and 2 greenhouse gas (GHG) emissions.

●  Developing innovative solutions to enable our customers, suppliers and other stakeholders to achieve their own sustainability goals and thereby reduce GHG emissions for all participants in our value chain.

●  Increasing representation of diverse talent within management and throughout our  company through the following objectives.

●  Providing employment and development opportunities to military service members

10 40 7

%

target for representation of Black employees

%

target for female leaders at Director level or above

%

target of military service members employed across various areas including transportation, logistics, operations and sales

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Corporate Governance

Our Environmental Stewardship

We believe that environmental stewardship is at the core of our business. As such, we must continuously seek to identify opportunities to make a positive contribution to protecting our environment and reducing the impact of our global operations. We are committed to doing our part by reducing GHG emissions in our own operations and collaborating with our customers, suppliers and other stakeholders to reduce carbon emissions throughout our value chain.

While we recognize the risks associated with climate change and are actively working to reduce our own emissions, we also believe that the energy transition presents a wide range of opportunities for us to support our customers and suppliers in shifting to lower carbon alternatives. An area where we believe we can have the greatest impact on advancing the global energy transition is through working with our suppliers and expanding our portfolio of energy solutions to provide customers with greater access to sustainably sourced energy and other lower carbon solutions as well as mechanisms to compensate for any residual emissions. As a trusted strategic partner, we have been working diligently to develop sustainability solutions and offer renewable energy and sustainable fuel products, as well as carbon reduction advisory services to support our customers in managing their energy needs, while reducing their environmental impact on the planet.

Highlights of “Our Environmental Stewardship” Programs and Efforts

REDUCING GREENHOUSE GAS (GHG) EMISSIONS

We have focused on promoting the use of sustainable and renewable fuels in the aviation, marine and land transportation industries where we operate. As a founding member of the Coalition of Sustainable Aviation Fuel (SAF), for instance, we are a strong supporter of the business aviation industry’s goal to reduce carbon emissions by 50% by 2050 and carbon-neutral growth from 2020 onwards. As part of the coalition, we proudly support the Sustainable Aviation Fuel Grand Challenge, which is a U.S. government-wide initiative to reduce costs, enhance sustainability, and expand production and use of SAF to meet 100% of aviation fuel demand by 2050.

Building on our previous efforts at various industry events, we highlighted SAF and sustainability at the virtual events held by the National Business Aviation Association (“NBAA”) and other industry associations throughout 2021. For example, during the 2021 NBAA’s Business Aviation Convention Exhibition, we secured SAF supply for all flights in and out of two Las Vegas FBOs, Clark County Department of Aviation at Henderson Executive Airport and Atlantic Aviation at McCarran International Airport. In addition, we fully compensated for our own carbon emissions from our exhibition attendance, including transportation and hotel accommodations for our people, through sourcing renewable energy certificates and carbon offsets through our World Kinect Energy Services division. We believe that by supporting and actively participating in events such as these, we can encourage SAF demand by building knowledge and confidence in the fuel, which meets applicable industry standards.

ENHANCING SUSTAINABILITY PRODUCTS AND SERVICES

As an energy management company, we have been focused on developing tailored energy solutions for our customers that enable them to take decisive action today to achieve near-term targets, while preparing for the energy transition of tomorrow. In the transportation industry, the path to net zero requires collaboration across the various parties in the supply chain to make carbon reduction a reality. To do so requires a comprehensive understanding of the current options available for reducing carbon emissions and compensating for any residual emissions, as well as the ability to develop a long-term strategy for achieving emissions reduction goals based on future technological advancements and the availability of alternative energy sources.

We believe we are unique in our value proposition in that we can leverage the expertise of our in-house sustainability professionals within our World Kinect Energy Services division to provide our customers with what is in essence a “one-stop shop” for their energy supply and emissions reduction needs. Through combining the extensive experience of our World Kinect Energy Services division with our deep domain knowledge in energy supply, distribution, and logistics, we have established teams in each of our segments dedicated to supporting our customers throughout their journey to a lower carbon world.

Our expanded set of business solutions ranges from establishing a baseline carbon footprint for customers and developing a comprehensive plan to reduce energy consumption to sourcing renewable fuels and other lower carbon alternatives throughout the globe. Due to the limited availability of renewable fuels in several geographies, we also offer customers the ability to compensate for their residual carbon emissions and achieve carbon neutrality in the short-term through the purchase of accredited carbon offsets, whether through an annual purchase program or for an individual flight, trip, or voyage. We are also working with our customers to bring additional renewable energy into the grid through managing both on-site solar and offsite renewable energy projects through power purchase agreements (PPAs). In addition, we source renewable power for our customers’ offices and other operating facilities through the purchase of renewable energy certificates (RECs). We are continuing to seek out ways to make sustainability as easy as possible for our customers, irrespective of the size or scale of their operations.

29	WORLD FUEL SERVICES CORPORATION

Corporate Governance

Our People

At World Fuel Services, we believe that our people’s passion and expertise are what differentiates us. We firmly believe the power of our differences fuel innovation and investing in our people is a top priority. Our comprehensive approach to serving our workforce includes our commitment to promoting a diverse and inclusive environment, as well as focusing on our employees’ growth and development, health and safety, and overall well-being.

Health and Safety

As a global energy supply and logistics company, we are committed to doing the right thing in all that we do and we continually seek to protect the health and safety of our employees, contractors, customers, suppliers and the communities in which we operate. We are committed to playing a leading role in promoting best practices within the transportation industry and are closely involved in developing, setting, and maintaining health, safety and environment (“HSE”) industry standards. We have also established a set of “Rules to Live By” to help strengthen our existing Integrated Management System and drive appropriate safety behaviors and practices that we believe are vital to preventing workplace incidents. These zero-tolerance rules are designed to ensure the safety of our employees, contractors, customers, suppliers and communities around the world.

For 2021, we achieved a third consecutive year of outstanding safety performance, as measured by the total recordable incident rate (TRIR) for our employees and contractors compared to industry standards. We also received the 2021 Gold Award for Health and Safety from The Royal Society for the Prevention of Accidents.

We have developed what we believe to be a comprehensive process designed to identify, assess and manage HSE risks in our operations. We set targets for performance improvements and regularly measure, audit and report on our performance both internally and in accordance with applicable laws. We also expect our contractors to manage HSE matters in line with our policies and strive to maintain an open dialogue with our stakeholders to better align our policies with the priorities within the communities where we operate.

In response to the COVID-19 pandemic, we implemented our business continuity and emergency response plans in alignment with mandates from local authorities. We also maximized remote work throughout our global offices and expanded our employee assistance programs to provide additional mental health and other forms of support to our employees and their families to assist in coping with the stressors brought on by the pandemic.

Diversity, Equity and Inclusion

We place a high degree of focus on growth in position and career enhancement paths for our employees by providing professional development opportunities and cultivating a diverse talent pool. In this regard, we are committed to working on increasing transparency around our talent recruitment, development and retention efforts, as well as our diversity, equity and inclusion initiatives. We have developed a set of commitments for our business, including initiatives aimed at increasing the representation of minorities and military veterans throughout our organization, as well as the representation of women in senior management. These initiatives include providing unconscious bias training to our managers, mandating diverse interview panels in our recruiting process and actively participating in veteran programs that provide employment opportunities and educational support to military veterans and their families.

Finally, we believe that one of the keys to retaining diverse talent is to ensure that they are provided opportunities and a clear path for obtaining mid-level and senior leadership roles. In that regard, we conducted a comprehensive assessment in 2021 of the strengths, potential and growth opportunities for our employees working in various mid-level and senior leadership roles. We conducted this assessment not only to ensure we identify our top talent but also to create tailored programs that support our diverse talent and provide them with opportunities to develop to their full potential.

Employee Development and Well-Being

Investing in our employees is a top priority and we continually strive to provide an environment that promotes learning, growth and development to maximize our people’s potential. We are committed to creating a learning culture that builds skills needed for the future and develops great leaders. We provide a variety of resources to further our employees’ development, including online resources as well as in-person and virtual training programs to develop skills and gain knowledge that advances employees’ careers.

We are also committed to supporting the health and well-being of our employees and their families, as we believe that the key to successful business operations is a healthy and competent workforce. We have identified a strong connection between employee well-being and the safety of business operations. Accordingly, we are devoted to supporting employee well-being in all dimensions, which

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Corporate Governance

goes beyond their physical well-being and includes support for emotional, financial and social well-being. It is a holistic approach intended to provide support and resources that empower our employees and their families to embrace a healthy lifestyle. We have launched various programs designed to build a global culture that promotes and celebrates employee health and well-being in our locations around the world. The goal of these programs is to integrate employee health and well-being into the World Fuel Services culture through fun and educational events, webinars, activities and fitness challenges.

Our Community

We strongly believe that we can play a positive role in the communities in which we operate. We are dedicated to being a good neighbor and charitable partner in the local communities where we conduct our operations.

As a global company, we are committed to creating a positive impact, encouraging our employees to support the communities in which they live, and engaging with and supporting charities in all aspects of society. For us, fostering sustainable growth is about conducting our business in a manner that promotes a healthy environment and strengthens the local communities where we operate. We believe that this approach enables us to deliver long-term value to all our stakeholders, as well as uphold the principles of the UN Global Compact, including the protection of employees, respect for individual rights, and engagement with local communities.

We also respect the rights and dignity of all people and are committed to preventing modern slavery in our operations and supply chains. Our commitment to human rights is embodied in our corporate values and our policies and processes. We are a strong advocate of various human rights initiatives, such as the UN Declaration of Human Rights, and comply with national and multinational efforts to enforce labor protections and individual rights, such as the United Kingdom Modern Slavery Act. We have various policies, procedures and public statements in place that support these principles, many of which have been translated into multiple languages, including our Code of Conduct, Anti-Corruption Policy and Business Partner Code of Conduct.

Highlights of “Our Community” Programs and Efforts

MILITARY VETERANS

We deeply value the military service members who serve our nations throughout the world.

We believe that the skills and experiences military service members in our organization possess can make significant contributions to our company’s success. As such we have made commitments and set goals to increase the representation of military veterans throughout our organization. As we seek to recruit, retain, and advance top talent in our organization from around the world, we are committed to increasing our engagement and recruitment of military veterans, reservists and guards, as well as their spouses, as they transition from military careers into civilian careers.

We are proud to have recently received the 2021 HIRE Vets Gold Medallion Award from the U.S. Department of Labor, the only federal level veterans’ employment award recognizing a company’s achievements, and the United Kingdom’s 2021 Armed Forces Covenant Defence Employer Recognition Scheme - Silver Award. We also have the distinction of being named a Military and Spouse Friendly Company by Military Friendly®.

We believe that successful military support programs must extend beyond a job offer and continuously promote an environment of active engagement throughout the employment relationship. We are dedicated to ensuring a welcoming environment by providing on-boarding support, mentorship, recognition programming, development and ongoing self-identification campaigns.

We recognize the exemplary skills, leadership, and training of those who have served. In addition to our military careers website, we are committed to hiring and developing our veterans, active service members and their spouses through our military support networks and global partnerships such as Soldier On Australia, which we are now recognized as a Platinum Pledge Partner. Organizations that sign the pledge commit to learning more about the skills and attributes that defense personnel, veterans, and family members can bring to their organization.

In acknowledgement of the commitment and sacrifice of those who have served, we have also been working with Soldier-On’s Pathways Program team to further develop their veteran supportive practices to enable veterans and their families secure their future careers. This program provides employment and educational support to serving and ex-serving veterans in Australia by connecting job seekers with veteran-supportive employers and enabling new pathways for veterans and their families transitioning from their military careers into civilian life.

31	WORLD FUEL SERVICES CORPORATION

Corporate Governance

CHARITABLE WORK

Each year we contribute to our local communities through giving our time and financial contributions to many local and global institutions and organizations. Some of the charities in which we have participated recently include:

●  Adrienne Arsht Center for the Performing Arts of Miami-Dade County

●  Kitty Hawk - a Science, Technology, Engineering, Arts, Math (STEAM) performance and educational program

●  The New World Symphony, America’s Orchestral Academy

●  United Way

●  Red Cross

●  Chamber of Commerce - Surfside Building Collapse

●  Dolphins Challenge Cancer

We are also working to identify ways to leverage our expertise for the benefit of under-served communities, such as through our TrackmyElectricityTM platform developed by our World Kinect Energy Services division.

TrackmyElectricityTM enables businesses to not only significantly reduce their organizational carbon footprint by sourcing 100% renewable energy, but also to support vulnerable communities in developing countries by combating energy poverty.

For every mega-watt hour (MWh) of clean energy sourced through the platform, a portion goes towards funding renewable energy projects in remote, off-grid areas to address energy poverty and help build more sustainable communities. Our World Kinect team channels all proceeds from customer funding to partner with local non-profit organizations and conducts the administration, coordination and communication of these facilitated projects on a pro-bono basis. To support the achievement of our own sustainability goals, we have also participated in funding projects through this program along the border of Myanmar and Thailand.

Since its launch in May 2015, our TrackmyElectricity™ platform has facilitated the installation of projects such as:

●  Solar panels installed at 4 remote schools for displaced refugees between Thailand and Burma

●  Solar power system installed to increase productivity and income for an Alpaca farming community in Peru

●  Solar microgrid for high-altitude flood-affected areas in Surkhet, Nepal

●  Support for a solar-powered multi-service platform designed for isolated rural communities in Madagascar

Code of Conduct

All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Conduct. Our Code of Conduct is designed to help us meet our responsibility of conducting our business in compliance with laws and good ethical practice. Our Code of Conduct is available in multiple languages on our website at www.wfscorp.com, either by clicking on About Us and then Ethics & Compliance, or by clicking on Investor Relations and then Corporate Governance. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive, financial and accounting officers on our website at www.wfscorp.com. We have also established a separate Business Partner Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found in the Investor Relations section of our website.

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Corporate Governance

Review and Approval of Related Person Transactions

Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of us or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is consistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

For purposes of our policy, we review all of the following relationships and transactions between us and:

•	our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;

•	any person we know to be the beneficial owner of more than 5% of any class of our voting securities;

•	any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing; and

•	any entity in which any of the foregoing persons is an officer, partner, employee or in a similar position, or in which such person owns directly or indirectly at least 5% equity interest.

Pursuant to our policy, prior to entering into any proposed related party transaction, the Governance Committee is responsible for reviewing, and if appropriate, approving and overseeing any such proposed related party transaction, which includes any arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. The foregoing rule will not be applied to those transactions exempt under Item 404(a) of Regulation S-K, such as the employment of an executive officer or compensation of a director if such executive officer’s or director’s compensation is required to be, or otherwise would be required to be, reported under the SEC’s compensation disclosure requirements, any transaction with another entity where the related person’s only relationship is as a beneficial owner of less than 1% of that corporation’s publicly traded securities, or any transaction where the related person’s interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g. dividends).

In addition, the Governance Committee has determined that the following types of transactions, which involve ordinary course business transactions shall not be deemed to create or involve a direct or indirect “material” interest for a Related Person, even if the aggregate amount involved exceeds $120,000: (1) a transaction in which the related person’s interests arises solely based on his or her position as an employee or executive officer of the other entity and (i) the related person was not involved in the transaction, (ii) the transaction was entered into in our ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (iii) the transaction does not involve the greater of $500,000 or 2% of the recipient’s total annual revenues and (2) any charitable contributions if the related person’s interest arises only from (i) the person’s or the person’s immediate family member’s position as an employee (other than an executive officer) or other position that does not involve policy-making decisions or (ii) the person’s or person’ immediate family member’s position as an executive officer or director and the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts.

If the Chair of the Governance Committee determines that a proposed transaction is a related person transaction, it will submit the proposed transaction to the Governance Committee for approval. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

•	the benefits to us;

•	the impact on a director’s independence, if relevant;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

The Governance Committee will only pre-approve related person transactions that are consistent with our best interests and those of our shareholders. The Governance Committee’s approval is not a directive to enter into the related person transaction; rather, it is evidence that the Committee does not object to the transaction based on the related nature of the transaction. The Governance Committee will regularly review any ongoing related person transactions that had been previously approved to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

There were no reportable related person transactions in 2021.

33	WORLD FUEL SERVICES CORPORATION

Corporate Governance

Director Compensation and Ownership Guidelines

Director Fees Earned or Paid in Cash

Non-management directors earn fees for their services that are paid in cash on an annual basis. If a non-management director does not serve a full year in a position, such fees are paid on a pro-rated basis. The current fee structure for our non-management directors serving during the 2021-2022 term is as follows:

•	the annual fee payable to non-management directors for their service on the Board is $85,000;

•	the additional fee payable to the lead independent director is $40,000 per year;

•	the additional fee payable to members of the Audit Committee is $15,000, while the additional fee payable to members of each of the Compensation Committee and Technology & Operations Committee is $10,000 per year for each committee served and the additional fee payable to members of the Sustainability and Corporate Responsibility Committee as well as the Nominating Subcommittee is $5,000 per year for each committee served; and

•	the additional fee payable to the Chair of the Audit Committee is $35,000 per year, the additional fee payable to the Chair of each of the Compensation Committee and Technology & Operations Committee is $30,000 per year, the additional fee payable to the Chair of the Governance Committee is $20,000 per year and the additional fee payable to the Chair of each of the Sustainability and Corporate Responsibility Committee and the Nominating Subcommittee is $15,000 per year.

Our non-management directors are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

Equity Awards

In 2021, the Board granted each non-management director $150,000 worth of restricted stock units (“RSUs”) for board service and to each member of the Governance Committee, an additional $10,000 in RSUs as the fee for service on the committee. In addition, the Chair of each committee was also granted $5,000 in RSUs as a portion of their fee for serving as Chair, provided, however, that where a director served as Chair of more than one committee or subcommittee, only one additional $5,000 equity grant was made. The RSUs vest on the earlier of: (i) the day prior to the Annual Meeting that next follows the grant date or (ii) one year from the grant date. Upon vesting of the RSUs, 100% of the underlying shares will be issued. Our 2021 Omnibus Plan (the “2021 Plan”) includes limits on equity awards that may be granted to non-management directors.

For the 2021 – 2022 term, each non-management director received 4,916 RSUs other than (1) Mr. Stebbins, who does not serve on the Governance Committee and therefore, received 4,609 RSUs and (2) Ms. Smart, who joined the Board in September 2021 and received 3,516 RSUs as her pro-rated fee for service on the Board and Governance Committee during the 2021-2022 term. Furthermore, each of Messrs. Bakshi, Benitez, Manley and Roddenberry received an additional 154 RSUs for their service as Chair of a committee. As noted above, although Messrs. Bakshi and Benitez each serve as Chair of more than one committee or subcommittee, they only received one equity grant for their service as Chair.

The following table summarizes the compensation paid by us to our non-management directors for services rendered during 2021. Directors who are employed by us do not receive additional compensation for serving as directors.

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Corporate Governance

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Ken Bakshi	$160,000	$165,029	$325,029
Jorge L. Benitez	$165,000	$165,029	$330,029
Sharda Cherwoo	$108,750	$160,016	$268,766
Richard A. Kassar	$120,000	$160,016	$280,016
John L. Manley	$145,000	$165,029	$310,029
Stephen K. Roddenberry	$155,000	$165,029	$320,029
Jill B. Smart	$31,403	$114,833	$146,236
Paul H. Stebbins	$90,000	$150,023	$240,023
(1)	The amounts shown in this column represent the estimated aggregate grant date fair value of the RSU awards granted to the independent directors in 2021. The estimated aggregate grant date fair value of these awards is based on the grant date fair market value of our common stock, as defined in the 2021 Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU awards are set forth in Note 10 to the notes to the consolidated financial statements in Item 15 of our annual report on Form 10-K for the year ended December 31, 2021.
(2)	The aggregate number of RSUs and stock units held by each non-management director serving as of December 31, 2021 was as follows:

Name	Total Units(b)
Ken Bakshi(a)	35,131
Jorge L. Benitez	5,070
Sharda Cherwoo	4,916
Richard A. Kassar	21,595
John L. Manley	6,819
Stephen K. Roddenberry	21,749
Jill B. Smart	3,516
Paul H. Stebbins	4,609
(a)	Includes 13,382 stock units for Mr. Bakshi, which represents stock awards he received that he previously elected to defer pursuant to our Non-Employee Director Stock.
(b)	For a discussion of the applicable vesting terms of these RSUs and stock units, please see the table and related footnotes for each director beginning on page 64 of this proxy statement.

Director Stock Ownership Guidelines

After joining the Board, each non-management director is required to accumulate ownership in our common stock over a five-year period of at least five times their annual fee for service on the Board, or $425,000. All of our non-management directors, with the exception of Ms. Cherwoo, who joined the Board in February 2020, and Ms. Smart, who joined the Board in September 2021, have achieved stock ownership levels in excess of the amount required. Vested RSUs and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

35	WORLD FUEL SERVICES CORPORATION

Information Concerning Executive Officers

The following table sets forth certain information with respect to our current executive officers and lists their current titles. A summary of the background and experience of Messrs. Birns, Smith, and Rau are set forth in the paragraphs following the table. The background and experience of Mr. Kasbar is described above in the section titled “Proposal No. 1—Election of Directors.” All executive officers serve at the discretion of the Board.

Name and Current Position	Age	Year First Became Executive Officer
Michael J. Kasbar Chairman, President and Chief Executive Officer	65	1995
Ira M. Birns Executive Vice President and Chief Financial Officer	59	2007
Jeffrey P. Smith Executive Vice President and Chief Operating Officer	60	2017
John P. Rau Executive Vice President, Global Aviation, Land and Marine	58	2016

IRA M. BIRNS has served as our Executive Vice President and Chief Financial Officer since April 2007. From August 2004 to March 2007, Mr. Birns served as Vice-President and Treasurer and Vice President-Investor Relations of Arrow Electronics, Inc., a NYSE company and electronics distributor. From May 2002 until August 2004, he served as Vice President and Treasurer of Arrow Electronics, Inc. Prior thereto and from 1996, he served as Treasurer of Arrow Electronics, Inc. He was Assistant Treasurer of Arrow Electronics, Inc. from 1989 to 1996. Mr. Birns is a member of the Board of Trustees of the New World Symphony of Miami, Florida.

JEFFREY P. SMITH has served as our Executive Vice President and Chief Operating Officer since October 2017. Previously, he served as Chief Information Officer of International Business Machines Corporation (“IBM”) from August 2014 through May 2017, where he was responsible for global information technology (“IT”) operations, including provisioning and management of all computing devices and all software solutions required to run IBM, such as customer relationship management for sales and service and enterprise resource planning for financials and manufacturing. Prior to joining IBM, Mr. Smith served as Chief Executive Officer of Suncorp Business Services, part of Suncorp Group Limited, from July 2010 to August 2014, and Chief Information Officer from March 2007 to July 2010. While at Suncorp, Mr. Smith was responsible for the Group’s technology, analytics, real estate, finance, procurement, and customer relationship, IT and business process outsourcing operations. With more than 30 years of corporate experience, Mr. Smith has also held senior executive roles in a number of companies including Telstra Corporation and Honeywell.

JOHN P. RAU has served as our Executive Vice President of Global Aviation, Land and Marine since March 2016 and assumed responsibility for Global Land, effective April 1, 2022. Previously, he served as our Executive Vice President of Aviation from April 2014 and as our Senior Vice President of Aviation Americas from October 2011 to April 2014. From July 1995 to October 2011, Mr. Rau served as Managing Director at American Airlines, where he was responsible for the purchase and management of jet fuel, utilities, deicing fluids, and transportation, as well as management of American’s supplier diversity program. From January 1987 to July 1995, Mr. Rau served as Manager of Fuel Supply and Trading at United Airlines. Prior to that, he served as United Airlines’ Operations Manager from January 1987 to November 1988. From May 1985 to January 1987, Mr. Rau was a Supply, Marketing and Distribution representative for Koch Industries.

2022 PROXY STATEMENT	36

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2021 compensation of our named executive officers, or NEOs. As discussed in Proposal 2 of this proxy statement, we are conducting a Say-on-Pay vote this year that requests your approval, on a non-binding advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under “Executive Compensation”. To assist you with this vote, you should review our compensation philosophy, the design of our executive compensation programs and how we believe these programs contribute to our financial performance and the achievement of our long-term strategy.

For 2021, our NEOs were:

Name	Title
Michael J. Kasbar	Chairman, President and Chief Executive Officer
Ira M. Birns	Executive Vice President and Chief Financial Officer
Jeffrey P. Smith	Executive Vice President and Chief Operating Officer
Michael J. Crosby	Former Executive Vice President, Global Land(1)
John P. Rau	Executive Vice President, Global Aviation, Land and Marine(1)

(1)	Effective March 31, 2022, Mr. Crosby resigned from his position as Executive Vice President, Global Land. Thereafter, Mr. Rau assumed responsibility for Global Land in addition to his current duties, effective April 1, 2022.

Executive Summary

Principles of our Compensation Program

Our compensation program is designed to attract and retain executives and motivate them to deliver strong financial results. We structure our compensation program to directly align our compensation levels with current and future performance that creates value for our shareholders, employees, customers and other stakeholders. As a result, a significant percentage of the total target compensation for our NEOs in 2021 was a combination of short- and long-term performance-based equity awards such that the ultimate realizable value would be highly contingent upon our future operating results and stock price.

For 2021, the portion of the total target direct compensation that was variable or “at-risk” for our Chief Executive Officer was 86% and averaged 73% for our other NEOs, reflecting our commitment to linking compensation to Company performance and strategy.

TARGET COMPENSATION MIX

37	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

Our Performance in 2021

When we initially set our financial plans, budgets and compensation program in late 2020 and early 2021, we were optimistic about a global recovery from the COVID-19 pandemic. With increasing vaccination rates and improving trends in coronavirus cases, we expected that the positive trajectory would continue and even accelerate throughout 2021. Therefore, the targets our Compensation Committee (the “Committee”) set for our NEOs’ annual compensation program in early 2021 took into consideration these elements and a number of other factors, such as changes in our overall business from our portfolio rationalization efforts and our strategic focus on producing more durable, ratable returns.

Not long after establishing our 2021 compensation program, however, sudden increases in cases arising from new coronavirus variant strains led to the reinstitution of quarantines and other forms of travel restrictions throughout much of the world. Thus, while many of our businesses in North America began to experience volume increases and improved demand in the latter part of 2021, our operations in the rest of the world continued to lag behind our original forecasts. Consequently, our financial performance was above the threshold level of performance but did not meet the target level we had established in the beginning of the year.

Notwithstanding the continued challenges of operating in a pandemic for a second straight year, our CEO and executive team were able to successfully execute on a number of our key initiatives and continued to progress our strategic priorities for long-term value creation. We believe that these actions not only strengthened the overall financial and operational health of our organization but will also serve to propel us forward and enable us to achieve our future growth objectives.

2021 Company Performance Highlights

  11% volume growth over the previous year, with activity increasing throughout 2021 and carrying momentum into 2022

  Leveraged the significant cash flow generated from our operations over the last two years to reinvest in opportunities such as the acquisition of Flyers Energy Group, LLC (“Flyers Energy”), as well as return value to shareholders through increasing our dividend and conducting stock repurchases.

  Actively managed our liquidity through, among other things, improving our use of working capital and negotiating more favorable terms in our senior credit facility.

  Continued to materially grow our core business areas, including our World Kinect natural gas, power and sustainability businesses, representing substantial advancement of our strategic focus on actively taking part in the energy transition.

  Despite the overall fragility of the global economic operating environment, we actively managed our credit exposure and improved the overall strength of our customer receivables portfolio, decreasing our bad debt expense to historically low levels.

  We achieved a third consecutive year of outstanding safety performance, as measured by the total recordable incident rate (TRIR) for our employees and contractors compared to industry standards.

  Completed the acquisition of Flyers Energy, the largest acquisition in our company’s history, adding significant scale and geographic density to our North American land platform and positioning us well for future growth.

  Published our 2020-2021 Sustainability Report, outlining our progress and continued efforts in reducing our own carbon emissions and finding more ways to help our customers accelerate their transition to lower carbon solutions on the path to net zero.

  Established goals and targets aimed at increasing the representation of diverse talent within our management and throughout our company, as well as providing employment and development opportunities to military service members.

2022 PROXY STATEMENT	38

Compensation Discussion and Analysis

2021 Compensation Highlights

Committee Considerations

Annual Incentive Plan	Performance Related Incentive Awards	The EBITDA performance goals were set in the beginning of 2021 with the expectation that the extraordinary effects of the pandemic would be subsiding in the near term. Despite the considerable negative impacts of the numerous surges in COVID-19 variant cases on us and our customers throughout the year, the performance goals were not changed. Our EBITDA Growth was above the threshold level of performance. However, for the reasons set forth above, the Committee applied discretion and determined that the performance related incentive awards were earned at approximately 75% of target. (See page 44 for more information).
	Strategic Objectives	While the NEOs achieved substantially all of these objectives, the Committee exercised negative discretion and reduced the payout to 70% of the incentive opportunity. (See page 45 for more information).
Long-Term Performance Equity: Performance Share Plan	2019-2021 PSP	The Committee did not make any pandemic-related changes to our EPS growth levels under our Performance Share Plan (“PSP”) for the three-year performance period ending in 2021. In evaluating our adjusted EPS growth from 2019 to 2021, the Committee determined that the EPS performance level had not been achieved and therefore, the NEOs did not earn any of the PSP equity. (See page 46 for more information).
The Committee did not modify the performance levels for adjusted EPS Growth for the 2020- 2022 or the 2021-2023 PSP performance periods, which remain outstanding.

Say-on-Pay Vote and Shareholder Engagement

At our 2021 annual meeting of shareholders, we sought and received approval from approximately 92% of votes cast (excluding abstentions), on a non-binding, advisory basis, of the 2020 compensation of our NEOs. We regularly engage with our shareholders to better understand their perspectives on our compensation programs. As discussed above under “Shareholder Engagement” on page 16, during 2021 we reached out to the 25 largest holders of our common stock, and interacted with 18 of those 25 largest holders, representing approximately 62% percent of our outstanding shares. In the past, shareholder feedback has led to changes to our incentive compensation program, such as modifying our long-term incentive compensation program to enhance predictability and shareholder alignment in our total direct compensation for the NEOs each year through the adoption of annual grants of equity with multi-year performance periods as well as adopting additional performance metrics.

Executive Compensation Philosophy and Objectives

Pay for Performance Alignment

A guiding principle of our compensation philosophy is that the compensation of our NEOs should be closely linked with, and reasonable in relation to, the level of shareholder value created through the Company’s financial, operating and strategic performance. The Committee believes that incentive compensation, particularly equity-based awards, together with stock ownership and retention guidelines are effective methods for motivating our executives and aligning their interests with those of our shareholders.

Performance Metrics Aligned with Value Creation

Consistent with our objective of rewarding shareholder value creation, we select performance metrics that we believe, if achieved, will translate into strong financial performance both in the short- and long-term, thereby resulting in greater returns for our shareholders and other stakeholders. As a result, we principally use annual financial metrics, such as growth in our adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) to reward our NEOs. Our long-term incentive financial metric consists of three-year growth in earnings per share (“EPS”), as modified by our return on invested capital (“ROIC”). In addition, to a lesser extent, we reward the NEOs’ achievement of individual objectives aligned with our strategic goals and which the Committee believes will drive long-term benefits and sustainable value. Due to the variability of business conditions within the industries in which we operate, we believe it is important that our compensation program be designed to measure and reward short-term and multi-year performance.

39	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

Ensuring Retention and Continued Engagement through Multi-Year Vesting Requirements

In order to promote retention of our NEOs and provide further incentive for creating shareholder value, we believe our NEOs should be required to provide services over multi-year periods in order to vest in equity-based awards. Consequently, all of the equity awards granted to our NEOs in 2021 vest over a three-year period.

Strong Compensation-Related Corporate Governance Policies

To ensure continued alignment of compensation with Company performance and the creation of shareholder value without encouraging excessive risk-taking, our Committee has adopted strong compensation-related corporate governance policies, including the following:

Negative Discretion on Annual Compensation	The Committee can use “negative discretion” to reduce payouts, such as in the event of a significant disconnect between compensation and Company and individual performance.
Cap on Annual Incentive Awards	Annual cash and equity performance-based awards under our annual incentive program are subject to a maximum, which serves to limit the total direct compensation opportunity, or TDC, that can be earned by any of our NEOs.
Stock Ownership and Retention Guidelines	Our executive officers are subject to robust stock ownership guidelines. Our current stock ownership guidelines are as follows:

Chief Executive Officer
Chief Financial Officer and Chief Operating Officer
All other executive officers
Furthermore, our executive officers are required to retain 50% of any net shares acquired pursuant to any equity award for three years after the shares are delivered (or until the individual ceases to be an executive officer, if earlier).
Anti-Hedging Policy	We have a robust anti-hedging policy that prohibits all of our directors, executive officers, employees and their respective related persons from (1) engaging in hedging or monetization transactions, or any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of our securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds (which we refer to as “Hedging Transactions”) or (2) buying or selling of publicly traded options based on our common stock or engaging in short sales of our securities.

2022 PROXY STATEMENT	40

Compensation Discussion and Analysis

The Compensation-Setting Process

Annually, the Committee reviews and assesses:

●	each NEO’s responsibilities and role with respect to overall corporate policy-making and strategy, management, operations and administration, as well as the importance of retaining the executive and their individual performance;

●	recent and historical financial performance and forecasts for the current and upcoming years, recent stock price movements and other market related impacts, current and expected business conditions, including global oil prices and cost of capital; and

●	the nature, amounts, award terms and mix of all elements of the NEOs’ compensation, both individually, for internal consistency, and in the aggregate, to ensure that our executive compensation programs adhere to the core principles as described above under “Executive Compensation Philosophy and Objectives.”

The Committee also reviews a detailed historical compensation analysis to ensure that it is fully informed of all the compensation and benefits each NEO has received as an employee of the Company. This analysis includes information such as the aggregate amounts realized from prior years’ compensation, the potential future payout scenarios at various levels of achievement taking into account any outstanding unearned performance-based awards, and the current value (as compared to the grant date fair value) of outstanding equity awards and of each NEO’s shareholdings in the Company (what some commentators call an “accumulated wealth analysis”). However, the Committee does not specifically use the accumulated wealth analysis as a material factor in determining the NEO’s compensation for a given year.

The Committee strongly believes that:

●	value realized on prior years’ compensation from stock appreciation is the reward for the NEO’s contribution over that period and the achievement of our long-term goals;

●	reducing current year compensation because an executive has realized gains based on a desired creation of shareholder value, or otherwise giving significant weight to an accumulated wealth analysis when making decisions regarding current compensation, is counterproductive and poses an unnecessary risk to shareholder value; and

●	in order to maintain the best group of executives to lead the Company, we must provide a compensation package each year that represents a fair and reasonable reward for the Company’s performance that year and the executive’s role in it.

The Committee’s compensation setting process is subjective in that it involves the exercise of discretion and judgment. While the Committee will review detailed financial models showing variations in compensation at differing levels of achievement, the Committee does not rely on a fixed formula. Rather, the Committee establishes the compensation packages based on its judgment as to what it believes is reasonable in relation to the levels of value created at each level of Company performance and the achievement of other strategic or operational objectives. The Committee also considers the recommendations of our Chief Executive Officer with respect to setting the compensation of our other executive officers.

Evaluating Compensation Program Design Using Compensation Comparison Companies

We believe our business model is unique and that there are few, if any, companies of a similar size and complexity engaged globally in all of our lines of business. However, to ensure that the Committee has a comprehensive view of market trends in executive compensation, the Committee has approved a group of compensation comparison companies that reflects multiple aspects of our complex business model and it uses this group to benchmark our executive compensation program. In forming the group, the Committee considered companies in the industry sectors listed below, taking into account their relative financial size (with a specific focus on net income and market capitalization), while maintaining a reasonable expectation that these companies will have some consistency in terms of ongoing industry sector membership.

41	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

The Committee used data derived from the compensation comparison companies group shown below to inform its decisions about NEO compensation including amounts, design and mix of pay components. For 2021, the Committee maintained the same compensation comparison companies group as was utilized in 2020.

2021 COMPARISON COMPANIES

●  Anixter International Inc.

●  Arrow Electronics, Inc.

●  Atlas Air Worldwide Holdings, Inc.

●  C.H. Robinson Worldwide, Inc.

●  Expeditors International of Washington, Inc.

●  FleetCor Technologies, Inc.

●  Henry Schein, Inc.

●  Hub Group, Inc.

●  J.B. Hunt Transport Services, Inc.

●  Jones Lang LaSalle Incorporated

●  Kirby Corporation

●  Landstar System, Inc.

●  Noble Energy, Inc.

●  Owens & Minor, Inc.

●  Performance Food Group Corporation

● Ryder System, Inc. ● Sysco Corporation ● Tech Data Corporation ● United Natural Foods, Inc. ● WESCO International, Inc. ● WEX Inc. ● W.W. Grainger, Inc. ● XPO Logistics, Inc.

Although the Committee believes comparison compensation and performance data can be useful, the Committee does not believe that any comparison group company, whose composition is based solely on our industry classification, revenues, net income and/or market capitalization, is fully reflective of the markets in which we compete for talent. Consequently, the Committee does not set the executives’ target total direct compensation, or any of the target components of such compensation, at any specific percentile of the comparison group. Rather, it considers, as part of the overall compensation discussion, base salary, as well as the target and actual short- and long-term incentive compensation of the NEOs against the 50th percentile of the comparison group.

Independent Compensation Consultant

In connection with the setting of 2021 executive compensation, the Committee engaged and received advice and assistance from Compensation Strategies, Inc. (“Compensation Strategies”), its independent compensation consultant. Compensation Strategies provides services solely to the Committee and reports directly and exclusively to the Committee. The Committee has assessed the independence of Compensation Strategies pursuant to SEC and NYSE rules and the guidelines of its Charter and concluded that Compensation Strategies’ work for the Committee does not raise any conflict of interest and that it is independent.

For 2021, Compensation Strategies provided assistance to the Committee as follows:

assisted in the preparation and review of quantitative analysis used in the compensation setting process;

assisted the Committee in developing a competitive analysis of our NEO compensation;

provided recommendations for the 2021 compensation for our NEOs;

performed a competitive analysis of compensation levels for non-employee directors and provided recommendations for our director compensation program;

reviewed the Compensation Discussion and Analysis in the annual proxy statement;

provided general advice on agreements or other documents the Committee was asked to approve; and

provided updates on regulatory developments and market trends related to executive compensation, particularly in light of the global impact of COVID-19.

2022 PROXY STATEMENT	42

Compensation Discussion and Analysis

Elements of Compensation

The Committee uses a variety of compensation elements to establish individual compensation programs for each of our NEOs. The table below sets forth the compensation elements that the Committee uses in its programs and the objective of each of these elements.

Compensation Element		Objective	Key Features	Frequency/Payable
Base Salary		● Provide cash compensation for performing management job responsibilities	● Based on an individual’s experience, tenure and capacity for growth	● Semi-monthly in accordance with our regular payroll practices
Annual Incentive Program	Annual Performance- Related Incentive Awards Paid in Cash and Equity	● Measure annual performance ● Motivate and reward management’s achievement of financial metrics ● Payout is split between cash and equity to provide a direct link with long-term growth	● Earned based upon achievement of EBITDA performance ● Equity awarded in form of restricted stock units (“RSUs”) once earned with multi-year ratable vesting

●   Paid in March of the next year

●   Cash included in the summary compensation table (“SCT”), for the year earned, while equity is included in the SCT in the year issued (i.e., for the year after it is earned)

	Strategic Objective Cash Incentive Awards	● Measure annual performance ● Motivate and reward management’s achievement of strategic goals that contribute to the Company’s long-term growth and operational excellence	● Rewards achievement of pre-established performance goals tied to operational and strategic objectives	● Paid in March of the next year, but included in the SCT for the year it was earned
Long-Term Performance Equity	Performance Share Plan

●   Reward multi-year growth in EPS, as modified by our ROIC

●   Provide an overlay to core annual incentive compensation program to reward long-term increases in shareholder value

●   Directly align management and shareholder interests

●   Payable in performance-based Stock-Settled Stock Appreciation Rights (“SSARs”) or RSUs, as determined by the Committee

●   Earned based on three-year EPS Growth, as modified by our ROIC, with cliff vesting on the third anniversary of grant date

●   For Performance SSARs, the exercise price is equal to our grant date closing price or some premium thereto, such that once earned, the award only has value to the NEO to the extent that our stock price appreciates

●   Granted annually with a three-year performance period

●   Included in the SCT in the year issued (although determination as to whether or not it is ultimately earned occurs at end of the performance period)

In addition to the compensation elements set forth above, the Committee may grant additional equity awards, including sign-on awards, special retention awards or other discretionary awards from time to time. The Committee uses these awards to attract, reward, incentivize and retain key executives that it believes are integral to our overall long-term success, as well as to promote business continuity, drive achievement and growth and ensure proper focus on achieving our long-term strategic objectives.

43	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

2021 Compensation Program

Overview

The Committee used each of the compensation elements described above to establish the 2021 executive compensation programs for our NEOs and determined the amounts that could be earned in accordance with our pay-for-performance philosophy. Base salary was the only fixed portion of the NEOs’ total direct compensation. The remainder of the compensation for our NEOs was variable and designed to reward each of our NEOs for achieving: (1) specified levels of EBITDA, EPS and ROIC, and (2) strategic operational and organizational objectives that the Committee believes can contribute to sustainable growth over the long term.

For 2021, the Committee continued the use of targeted levels of EBITDA for the performance-based component of our annual incentive program. We define EBITDA as income from operations, excluding the impact of depreciation and amortization and adjusted for non-operational items as appropriate, such as those associated with acquisition-related charges and restructuring-related costs. The Committee decided that EBITDA was the appropriate metric as it is a better indicator of our business’ financial performance and is aligned with the metrics being provided to our investors as measurements of our current and future operational success. In order to foster a culture of collaboration with a shared focus and commitment, the Committee determined that it would utilize EBITDA as the performance metric for all of our NEOs’ annual incentive programs in 2021, including Messrs. Crosby and Rau, who are primarily responsible for specific operating lines of sight.

The Committee also chose to continue its use of the PSP as a multi-year incentive compensation program that would serve as an overlay to the core annual compensation program and drive long-term growth in adjusted EPS (“EPS Growth”). Under the PSP, executives are granted an opportunity to earn a fixed-dollar target award of equity which is issued at the beginning of the three-year performance period. The PSP, granted in the form of RSUs for 2021, would be earned based on the level of EPS Growth achieved in 2023, the end of the three-year performance period, as modified by our ROIC to adjust, positively or negatively, the number of RSUs earned. The Committee believes that while EPS Growth reflects execution of our strategy to grow earnings, ROIC measures the efficiency with which our NEOs allocate capital resources to drive that growth, taking into account the quantity of earnings, the quality of earnings and investments that drive sustainable growth.

Base Salary

Base salary is the only fixed portion of our compensation program for our NEOs. The base salary for each NEO is based on various factors, including position, responsibility, experience, tenure and capacity for growth. Due to the ongoing impacts of the pandemic, for 2021, Mr. Kasbar again declined the previously approved increase in his base salary from $900,000 to $1,000,000.

Annual Incentive Program

The Committee’s design of the annual incentive compensation program is intended to promote investments in near-term and long-term growth opportunities, as well as motivate and reward annual performance. As such, the annual incentive program for each of our NEOs consisted of a mix of performance-based incentive awards based on annual EBITDA Growth as described above. Each NEO was also provided the opportunity to earn a strategic objective cash incentive award based on the individual’s performance against certain strategic operational and organizational objectives.

Performance-Related Incentive Awards – Company Profitability

In 2021, our performance-related annual incentive awards were structured so that they aligned all of our NEOs with a singular focus on driving growth in our core businesses as the world began to emerge from the pandemic and continuing to enhance operating efficiencies to improve scalability and reduce cost. Accordingly, each of our NEOs’ incentive compensation was based on growth in our EBITDA (“EBITDA Growth”) at the consolidated level. For 2021, the Committee determined not to distinguish between core and non-core business activities in light of the fact that the NEOs had been significantly reshaping the Company’s portfolio of businesses by divesting or exiting a number of business lines or reducing activities that were not considered to be core to the Company’s current and future operations.

As in prior years, the annual incentive award was payable in cash and equity with the Committee establishing threshold levels at which each component would begin to be earned based on our consolidated EBITDA performance. The Committee then established the amount of cash and equity that could be earned at the target and maximum performance levels.

2022 PROXY STATEMENT	44

Compensation Discussion and Analysis

In March of the following year, the Committee determines the extent to which the level of EBITDA performance was achieved and thereafter the dollar value of any cash or equity earned by each NEO. In the event that EBITDA Growth falls anywhere between the specified performance levels, linear interpolation is applied to determine the appropriate payout. The amount of equity granted is calculated by dividing the dollar amount earned by the NEO for EBITDA Growth by the closing price of our common stock on the NYSE on the date of issuance in March of the year following the performance year.

Once issued, the equity vests ratably in annual installments over the following three years, beginning on the first anniversary of the grant date. The Committee believes that awarding a portion of the annual performance-related incentive award in equity that vests over time once earned further aligns our NEO’s interests with the interests of our shareholders and encourages executive decision-making that maximizes value creation over the long-term and leads to share price appreciation.

In early 2021, the Committee established the following threshold, target and maximum opportunities for our performance-related incentive awards and the amounts that would be paid in cash and equity. As in prior years, the Committee chose to use RSUs for the equity portion of the annual performance-related incentive award rather than restricted stock based on tax considerations.

Bonus Opportunity – EBITDA

NEO		Threshold	Target	Maximum
Michael J. Kasbar	Equity	$200,000	$800,000	$3,200,000
	Cash	300,000	1,200,000	2,400,000
	Total	500,000	2,000,000	5,600,000
Ira M. Birns	Equity	75,000	300,000	1,200,000
	Cash	100,000	400,000	800,000
	Total	175,000	700,000	2,000,000
Jeffrey P. Smith	Equity	60,000	240,000	960,000
	Cash	90,000	360,000	720,000
	Total	150,000	600,000	1,680,000
Michael J. Crosby	Equity	75,000	300,000	1,200,000
	Cash	100,000	400,000	800,000
	Total	175,000	700,000	2,000,000
John P. Rau	Equity	75,000	300,000	1,200,000
	Cash	100,000	400,000	800,000
	Total	175,000	700,000	2,000,000

The Committee then determined the performance levels of EBITDA at which the performance-related incentive awards could be earned by our NEOs, beginning with our income from operations calculated in accordance with generally accepted accounting principles, or GAAP, excluding depreciation, amortization and adjusting for non-operational items to the extent deemed appropriate by the Committee.

The EBITDA performance levels for 2021 were set in the beginning of the year based on our assumption that the effects of the pandemic would continue to subside throughout the year and that global economic conditions would improve significantly. The payout at each level of performance was determined with the target level set based on materially higher volume and related revenues than 2020 based on our expectations of significant improvement in demand as the world recovered from the pandemic. The maximum performance level was intended to be extremely challenging, representing extraordinary annual growth.

Strategic Objective Incentive Awards

As part of the annual incentive program, the Committee also rewards NEOs based on the achievement of certain objectives that support key strategic and operational areas of focus for the year. The Committee sets the maximum cash incentive at the beginning of the year and determines in March of the following year the percentage of cash compensation that will be awarded based on each NEO’s individual achievement of their respective objectives.

For 2021, each NEO’s strategic objectives related to key Company initiatives in areas such as leveraging technology and enhancing operational processes to drive efficiency and scalability, as well as creating and conducting a comprehensive talent management assessment throughout the organization to drive our talent development goals and objectives. The Committee set the following maximum cash incentive for each NEO based on the Committee’s review of the objectives as whole and each individual NEO’s contribution to achieving those objectives.

45	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

NEO	Maximum Cash Incentive
Michael J. Kasbar	$800,000
Ira M. Birns	$300,000
Jeffrey P. Smith	$300,000
Michael J. Crosby	$350,000
John P. Rau	$350,000

Long-Term Incentive Program

As discussed above, the Committee used the PSP equity award in 2021 based on the achievement of adjusted EPS Growth during the three-year performance period ending in 2023, as modified by our ROIC, in order to incentivize long-term growth. These performance metrics align with our strategic focus of driving sustainable growth, efficiently using our available capital and increasing the value of our common stock for shareholders.

For 2021, the Committee continued to utilize RSUs as the form of equity granted. The Committee determined the threshold, target, excellence and maximum EPS Growth levels for the 2021 – 2023 performance period based on our internal targets and confidential operating plan. The maximum performance was set at a level that could only be attained when applicable results are exceptional and justify the higher bonus payout.

2021-2023 Performance Period

Adjusted EPS Growth	ROIC Multiplier %	Payout

The Committee believes that this layering approach to long-term equity (1) is consistent with the practices of our compensation comparison companies and the broader market and (2) provides executives a consistent and continuous incentive to focus on our long-term growth in EPS and to share in increases in our market value, while maintaining effective use of our capital resources. For 2021, the PSP opportunity and the target number of RSUs granted by the Committee to each of our NEOs is as set forth below.

Performance-based Share Plan

	Performance RSUs
NEO	Target Grant Date Dollar Value	Target Number of RSUs
Michael J. Kasbar	$1,700,000	48,296
Ira M. Birns	700,000	19,887
Jeffrey P. Smith	500,000	14,205
Michael J. Crosby	350,000	9,944
John P. Rau	450,000	12,785

The Committee then established the ROIC performance levels that would be utilized to adjust the number of RSUs that would be earned within the ranges set forth below in respect of the level of EPS achieved for the performance period. In the event that performance falls anywhere between the foregoing levels, linear interpolation is applied to determine the appropriate payout.

Performance Level	Payout (% of target)
Threshold	30%–50%
Target	80%–120%
Excellence	120%–180%
Maximum	160%–200%

As additional incentive to drive shareholder value and further align his interests with that of our shareholders, the Committee also granted Mr. Kasbar RSUs in March 2021 as part of his long-term incentive compensation program. The RSUs have a grant date fair value of $1.0 million and will cliff vest on the third anniversary of the grant date.

2022 PROXY STATEMENT	46

Compensation Discussion and Analysis

Determining 2021 Performance Results

In early March 2022, the Committee reviewed our financial performance for 2021 and the extent to which our NEOs achieved their strategic objectives. In determining how to address the impact of the ongoing pandemic on the 2021 executive compensation program, the Committee took into consideration its stated philosophy that compensation should align executives’ interests with those of shareholders and incentivize executives to take actions that are in our short- and long-term best interest. Furthermore, the Committee believed that its pay-for-performance philosophy required the use of a balanced approach to incentive compensation that took into consideration the enormous effort and operational excellence the NEOs had demonstrated throughout these last two years during the pandemic.

In evaluating our 2021 financial performance, the Committee took into consideration a number of factors, including market volatility and the extraordinary impact the surges in coronavirus variant cases had on global travel, our customers in the transportation sector, and the overall global economy throughout the year. The Committee concluded that these events had materially affected our results of operations for 2021 in a manner that could not have been anticipated in the beginning of the year when the compensation targets were initially established. Therefore, the Committee determined that it was necessary to recognize these factors to conduct a comprehensive evaluation of the NEOs performance for the year.

Incentive Program	Metrics	Performance Results
Annual Incentive Program	Company Profitability – EBITDA Growth	The Company’s EBITDA Growth was above the threshold level of performance.
	Strategic Objectives	The NEOs had successfully accomplished substantially all of the specified objectives despite the challenging business conditions.
Long-Term Incentive Program	Adjusted EPS Growth	The Company’s EPS Growth did not meet the threshold level of performance.

Annual Incentive Awards

Company Profitability

In reviewing our 2021 EBITDA performance, the Committee confirmed that our actual EBITDA Growth was above the threshold level of performance. However, the Committee believed it was appropriate to conduct a holistic assessment of management’s performance in 2021 based on the NEOs’ significant accomplishments despite the ongoing effects of the pandemic. Specifically, the Committee looked at factors such as market volatility and the extraordinary impact the surges in coronavirus variant cases had on global travel, our customers in the transportation sector, and the overall global economy throughout the year. After evaluating their performance, the Committee decided, in consultation with its compensation consultant, that the NEOs were deserving of a payout higher than the formulaic results of the incentive award.

Accordingly, the Committee exercised discretion and determined that the EBITDA performance related incentive award would pay out at approximately 75% of target, with 35% of such amount payable in cash and the remaining 65% payable in the form of RSUs, subject to ratable service-based vesting over a three-year period. The Committee believes this payout is reasonable when weighing the continuing impact of COVID-19 on our financial performance in 2021 with the exceptional achievements of the management team despite the challenges that continued to impact us and our customers in the transportation industry.

	2021 Annual Incentive Award Payout EBITDA
NEO	Cash	Equity*
Michael J. Kasbar	$539,000	39,441
Ira M. Birns	189,000	13,830
Jeffrey P. Smith	162,750	11,909
Michael J. Crosby	189,875	13,894
John P. Rau	189,875	13,894

*	The equity portion represents the number of RSUs issued on March 15, 2022, which vest ratably on the first, second and third anniversaries of the grant date to further align the interests of our NEOs and our shareholders.

47	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

Strategic Objectives

The Committee also reviewed the NEOs’ actions in respect of the strategic objectives for 2021 and determined that the NEOs had successfully accomplished the specified objectives despite the challenging business conditions. However, the Committee concluded that it would exercise negative discretion and payout the strategic objective cash incentive awards at 70%. Accordingly, Mr. Kasbar received $560,000, Messrs. Birns and Smith each received $210,000, and Messrs. Crosby and Rau each received $245,000 for this component of their compensation programs.

Long-Term Incentive Awards

The 2021 financial year was the final year of the three-year performance period for the PSP award granted to our NEOs in 2019 (the “2019 PSP”). The 2019 PSP had been issued in the form of performance-based SSARs and the exercise price of the SSARs was set at the closing price of our common stock on the date of grant. The Committee did not make any pandemic-related changes to the EPS Growth performance levels for the 2019 PSP and ultimately determined that the threshold level of EPS Growth for the 2019 PSP had not been met. Therefore, the NEOs forfeited the 2019 PSP awards.

The Committee did not make any changes or adjustments to the performance levels required under the 2020 – 2022 PSP awards or the 2021 – 2023 PSP awards. Furthermore, since the three-year performance periods for these PSP awards have not yet passed, the Committee did not make a determination with respect to our EPS Growth for those awards.

Special Recognition Award

From time to time, the Committee uses special awards to recognize extraordinary performance not contemplated at the beginning of the compensation setting process. For 2021, the Committee considered the extraordinary efforts of Mr. Birns in negotiating and completing the Flyers Energy acquisition, ensuring efficient use of our working capital through volatile markets and managing our credit exposures to historically low levels. The Committee also considered Mr. Rau’s exceptional performance in successfully steering our aviation segment to significant year-over-year improvement in its core business activities, with operating income rebounding significantly despite the negative impacts to passenger air travel that continued throughout 2021.

Accordingly, in March 2022, the Committee awarded a special discretionary award to Mr. Birns of $215,000 payable in cash and $215,000 in the form of RSUs, and to Mr. Rau of $100,000 payable in cash and $100,000 in the form of RSUs. The RSUs will vest ratably over a three-year period beginning on the first anniversary of the grant date.

Employee Benefits and Executive Perquisites

We provide only standard employee benefits and limited perquisites to our NEOs. These are described below and reflected in the “2021 All Other Compensation” table and the accompanying footnotes. The total amount of employee benefits and executive perquisites provided to the NEOs during 2021 represents only a small percentage of each NEO’s total compensation and are comprised of those benefits which we believe are necessary to attract and retain executives. We believe that these benefits and perquisites are competitive in our industry and consistent with our overall compensation philosophy.

Retirement and Deferred Compensation

We maintain the World Fuel Services Corporation 401(k) Profit Sharing Plan, or our 401(k) Plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions. The 401(k) Plan allows eligible employees, including our NEOs, to elect to contribute a percentage of their eligible compensation on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2021, the maximum employee elective contribution to the 401(k) Plan was $19,500, plus an additional $6,500 for employees who were at least 50 years old in 2021. For 2021, we matched 50% of the first 6% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan.

We do not maintain any pension, supplemental executive retirement plan or other defined benefit retirement plans for our NEOs. However, we do permit that our NEOs participate in the non-qualified deferred compensation plan, or NQDC, that we offer to other senior employees based in the United States (“U.S.”). As discussed under “Non-Qualified Deferred Compensation” later in this proxy, pursuant to the NQDC, participants may defer up to 75% of their base salary and up to 90% of any annual bonus, on a pre-tax basis, and an additional amount equal to any “excess contributions” that are refunded to them from the 401(k) Plan. We do not match any participant deferrals under the NQDC. During 2021, only Mr. Smith contributed to the NQDC.

2022 PROXY STATEMENT	48

Compensation Discussion and Analysis

In addition, Mr. Kasbar also has a deferred compensation balance which arose as a result of his prior employment agreement that provided that any bonus payable to him that would not be deductible under Section 162(m) of the Code (“Section 162(m)”) for the year earned would be deferred until a fiscal year in which it would be deductible. Payment of the deferred bonus would be made in all events in the year in which Mr. Kasbar’s employment terminates or the employment agreement expires. Any amount deferred in this manner is being credited with interest at the prime rate as published in the Wall Street Journal.

Other Benefits and Perquisites

Our NEOs are eligible for the same health and welfare benefits as are available to all our eligible employees during active employment. These benefits include medical, dental, vision, short- and long-term disability, term life insurance and accidental death and dismemberment coverage. Our NEOs also receive additional individual disability insurance coverage and are eligible for executive life insurance coverage. We pay the entire cost of coverage of the term life insurance and executive life insurance, as well as short-term disability for our NEOs, and for Messrs. Kasbar and Birns, a portion of the cost of coverage for medical and dental insurance. Additionally, Messrs. Kasbar, Birns, Crosby and Rau are provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.

Agreements with Executives

Our Committee believes that it is important to protect our intellectual capital. However, we do not have an employment agreement with any of our NEOs except for Mr. Kasbar, which has been in place since 2008. Our other NEOs are parties to severance agreements or participate in our executive severance policy that provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such arrangements following termination of employment. The Committee believes that these arrangements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Committee also believes these arrangements are appropriate and necessary to attract and retain these executives.

Our Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation. See “Potential Payments upon Termination of Employment or Change of Control” beginning on page 56 of this proxy statement for a discussion of these arrangements and certain compensation and benefits that will be provided in the event of the termination of the employment of our NEOs.

Equity Grant Practices

Our equity grant policy provides that equity grants made to NEOs related to prior year performance will be effective on March 15 of each year. Retention, promotion and performance share awards are typically granted in March of each year on the 15th or 31st. Annual grants of equity awards to directors are made on the date that the director is elected or re-elected to the Board. Grants made to new hires or existing employees (excluding executive officers) are made effective on one of the following quarterly dates per year: February 10, May 10, August 10 and November 10.

Under the terms of the 2021 Plan and its predecessor equity incentive plans, we are not permitted to cancel outstanding stock options or SSARs for the purpose of re-pricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) generally limits the U.S. federal income tax deduction for compensation paid to each of our NEOs to a maximum of $1 million in any calendar year (the “Deduction Limit”). While the Committee considers tax implications as a factor in determining executive compensation, the Committee will continue to link pay with performance and consider other factors as noted above, including the

49	WORLD FUEL SERVICES CORPORATION

Compensation Discussion and Analysis

long-term interests of our shareholders and other stakeholders. Accordingly, the Committee retains the flexibility to structure, where appropriate, compensation arrangements that are consistent with the goals of our executive compensation program, even if the awards are not deductible for tax purposes.

Accounting for Share-Based Compensation

Before granting equity-based compensation awards, the Committee considers the accounting impact of the award, including the compensation cost and the grant date fair value, as structured and under various other scenarios in order to analyze the expected impact of the award. We expense the cost of our NEOs’ equity-based compensation in accordance with the fair value method contained in the Financial Accounting Standards Board Accounting Standards Codification (FASB ASC)—“Compensation—Stock Compensation”.

Stock Ownership Policies

The Committee has adopted robust stock retention requirements and stock ownership guidelines to align the interests of our NEOs with those of our shareholders and ensure that the executives responsible for overseeing operations have an ongoing financial stake in the Company’s success.

Stock Retention Requirement

Our NEOs are required to retain at least 50% of any shares acquired (net of any shares that would need to be withheld or sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted after they become an executive officer for three years after the shares are delivered (or until the individual ceases to be an executive officer of the Company, if earlier). All our NEOs are in compliance with these retention requirements.

Stock Ownership Requirement

Our NEOs are subject to the stock ownership guidelines set forth below, which are expressed as a multiple of base salary determined by leadership level.

Position	Multiple of Base Salary
Chief Executive Officer	7x
Chief Financial Officer and Chief Operating Officer	5x
All Other Executive Officers	3x

The stock ownership guidelines provide that executive officers must attain the applicable ownership requirement within five years of the date such individual becomes an executive officer. Equity vehicles that count towards compliance with the ownership requirement include: common stock, unvested time-based RSUs and the earned portion of performance-based awards. Unexercised stock options or stock appreciation rights, the unearned portion of performance-based awards and any shares of common stock that are pledged as collateral do not count towards the requirement.

The Committee uses the three-year average closing stock price on the last trading day of each fiscal year to determine compliance and to manage against the risk of the NEOs falling out of compliance due to volatility in the stock price. The Committee has discretion to determine the penalties for non-compliance, including: requiring the payment of cash incentives in equity, instituting a higher equity retention requirement and reducing or eliminating incentive compensation. Furthermore, the Committee, in its discretion, may provide waivers, additional time to regain compliance or other appropriate relief on a case-by-case basis due to hardships, such as dispositions due to court-ordered domestic relations orders, or in the event of extreme volatility in the Company’s stock price. All of our NEOs are in compliance with the policy for 2021.

Our directors are also subject to stock ownership requirements as described on page 35 of this proxy statement under “Director Stock Ownership Guidelines.”

2022 PROXY STATEMENT	50

Compensation Discussion and Analysis

Derivatives, Hedging and Pledging Transactions

We prohibit our directors, executive officers, employees and their respective related persons from engaging in hedging or monetization transactions, or any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds. We also do not allow our directors, executive officers, and employees to buy or sell publicly traded options based on our common stock or to engage in short sales of our securities. The purpose of these policies is to align the interests, including the economic risk of ownership, of directors, executive officers, employees and shareholders.

We also discourage our directors, executive officers and employees from holding our common stock in a margin account or pledging our common stock as collateral for a loan. Any directors or executive officers who wish to pledge shares must first obtain the prior approval of our Chief Corporate Counsel and the Governance Committee. As noted above, any shares pledged as collateral will not count towards any executive officer’s respective stock ownership requirement.

Compensation Committee Report on 2021 Executive Compensation

The Committee is responsible for establishing and administering the executive compensation programs of the Company. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Ken Bakshi, Chair
Richard A. Kassar
Stephen K. Roddenberry
Jill B. Smart

51	WORLD FUEL SERVICES CORPORATION

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the “total compensation” of our NEOs for the fiscal years ended December 31, 2021, 2020, and 2019 according to the rules promulgated by the SEC.

Name and Principal Position	Year	Salary	Stock Awards(1)(2)	Option Awards(1)	Non-Equity Incentive Plan Compensation(3)	Change in Non- Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Michael J. Kasbar Chairman, President and Chief Executive Officer	2021	$900,000	$3,100,053	$—	$1,099,000	$2,706	$39,807	$5,141,566
	2020	900,000	3,532,077	1,000,001	1,040,000	5,146	37,733	6,514,957
	2019	900,000	1,762,873	2,000,007	2,393,903	5,569	37,705	7,100,057
Ira M. Birns Executive Vice President and Chief Financial Officer	2021	600,000	1,040,053	—	614,000	—	31,019	2,285,071
	2020	600,000	1,420,139	—	580,000	—	26,376	2,626,515
	2019	600,000	695,106	500,002	974,614	—	25,815	2,795,537
Jeffrey P. Smith Executive Vice President and Chief Operating Officer	2021	600,000	620,031	—	372,750	—	116,120	1,708,901
	2020	600,000	1,220,145	—	360,000	—	19,832	2,199,977
	2019	600,000	695,106	500,002	929,614	—	95,593	2,820,315
Michael J. Crosby Former Executive Vice President, Global Land	2021	500,000	490,058	—	434,875	—	23,442	1,448,375
	2020	500,000	812,266	—	420,000	—	22,360	1,754,626
	2019	500,000	471,971	300,001	918,129	—	21,660	2,211,762
John P. Rau Executive Vice President, Global Aviation, Land and Marine	2021	600,000	590,061	—	534,875	—	24,374	1,749,310
	2020	600,000	912,286	—	420,000	—	23,364	1,955,650
	2019	589,583	471,971	300,001	1,267,948	—	23,016	2,652,519

(1)	The amounts shown represent the estimated aggregate grant date fair value of the awards made in each fiscal year relating to RSUs and SSARs granted to the NEOs. The estimated grant date fair value of these awards is based on the grant date market value of our common stock as defined in the 2021 Plan and is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of awards are set forth in Note 10 to the consolidated financial statements for each of the fiscal years presented in Item 15 of our 2021 annual report on Form 10-K.

(2)	For 2021, the Stock Awards column for the NEOs reflects the RSUs issued in connection with the 2020 annual incentive program that were awarded in March 2021, as well as the three-year performance RSUs that were granted in March 2021 under the PSP program. A determination of the amount of the performance RSUs, if any, that will be earned based on our EPS Growth over the period will be made in March 2024. For Mr. Kasbar, this amount also includes the grant date fair value of a service-based award of 28,410 RSUs, which vest in March 2024. See “Grants of Plan Based Awards Table” for more information.

(3)	This amount reflects an annual cash incentive award earned by each NEO for their performance in 2021, as well as the strategic objective cash incentive awards earned by each NEO based upon their achievement of the 2021 strategic objectives. For Messrs. Birns and Rau, this amount also includes the cash portion of the special recognition award received for their respective performance in 2021.

(4)	Reflects interest accrued in connection with a portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, which was deferred pursuant to a provision of his previous employment agreement that provided that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal (the “Kasbar Accrued Interest”). The portion reflected in this column is the portion of the Kasbar Accrued Interest that constitutes “above market earnings” within the meaning of the applicable SEC rules. The full amount of the Kasbar Accrued Interest is reflected in the “Non-Qualified Deferred Compensation Table” on page 55 of this proxy statement.

(5)	Details of the 2021 amounts set forth in this column are included in the “2021 All Other Compensation Table” below.

2022 PROXY STATEMENT	52

Executive Compensation Tables

2021 All Other Compensation

Name	Insurance & Health Benefits(1)	Country Club Membership Dues	Matching Contributions to 401(k)(2)	Short-Term Travel and Housing Allowance(3)	Total
Michael J. Kasbar	$16,277	$14,830	$8,700	$—	$39,807
Ira M. Birns	12,368	9,951	8,700	—	31,019
Jeffrey P. Smith	10,761	—	6,675	98,684	116,120
Michael J. Crosby	8,322	6,420	8,700	—	23,442
John P. Rau	9,254	6,420	8,700	—	24,374

(1)	The amounts shown in this column reflect premiums associated with individual disability insurance and executive life insurance, both of which are available for our management-level employees, and for Messrs. Kasbar and Birns, certain health insurance reimbursements.

(2)	The amounts shown in this column reflect our matching contributions under our 401(k) plan, which is available for all Company employees. For more information about our 401(k) Plan, please see the discussion under “Retirement and Deferred Compensation” on page 48 of this proxy statement.

(3)	The amount shown in this column reflects a reimbursement in 2021 of certain relocation-related expenses that arose from expenses incurred in prior years.

Grants of Plan-Based Awards

The following table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our NEOs during the year ended December 31, 2021.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)		Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Committee Approval	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Michael J. Kasbar	n/a	3/11/2021	300,000	(4)	1,200,000	(4)	2,400,000	(4)
	n/a	3/11/2021	—	(5)			800,000	(5)
	3/15/2021	3/11/2021							14,489	48,296	96,592			1,700,019
	3/31/2021	3/25/2021										28,410	(2)	1,000,032
	3/31/2021	3/25/2021										11,192		400,002
Ira M. Birns	n/a	3/11/2021	100,000	(4)	400,000	(4)	800,000	(4)
	n/a	3/11/2021	—	(5)			300,000	(5)
	3/15/2021	3/11/2021							5,966	19,887	39,774			700,022
	3/31/2021	3/25/2021										9,514		340,030
Jeffrey P. Smith	n/a	3/11/2021	90,000	(4)	360,000	(4)	720,000	(4)
	n/a	3/11/2021	—	(5)			300,000	(5)
	3/15/2021	3/11/2021							4,262	14,205	28,410			500,016
	3/31/2021	3/25/2021										3,358		120,015
Michael J. Crosby	n/a	3/11/2021	100,000	(4)	400,000	(4)	800,000	(4)
	n/a	3/11/2021	—	(5)			350,000	(5)
	3/15/2021	3/11/2021							2,983	9,944	19,888			350,029
	3/31/2021	3/25/2021										3,918		140,029
John P. Rau	n/a	3/11/2021	100,000	(4)	400,000	(4)	800,000	(4)
	n/a	3/11/2021	—	(5)			350,000	(5)
	3/15/2021	3/11/2021							3,836	12,785	25,570			450,032
	3/31/2021	3/25/2021										3,918		140,029

(1)	The amounts shown reflect the performance RSU awards issued under the PSP at the threshold, target and maximum levels based on the EPS Growth, as modified by our ROIC, for the three-year period beginning on January 1, 2021 and ending on December 31, 2023. Depending on the percentage of ROIC achieved for the period, the range of payout based on EPS Growth will be as follows: (i) threshold— 30% to 50% of target, (ii) target—80% to 120% of target, (iii) maximum—160% to 200% of target. For purposes of this table, the lowest level of the threshold range, the midpoint of the target range and the highest level of the maximum range is assumed. Please see the discussion regarding the compensation programs for the NEOs beginning on page 44 of this proxy statement for additional information.

(2)	The amounts shown reflect the RSUs issued to our NEOs in respect of 2020 annual performance, which are subject to service-based vesting and vest one-third annually beginning March 2022. For Mr. Kasbar, this also includes a service-based RSU award which vests on the third anniversary of the grant date.

(3)	The amounts shown reflect the estimated aggregate grant date fair value of the stock awards. The estimated aggregate fair value of our stock awards is based on the grant date market value of our common stock, as defined in the 2021 Plan and is computed in accordance with FASB ASC Topic 718.

53	WORLD FUEL SERVICES CORPORATION

Executive Compensation Tables

(4)	The amounts shown reflect the threshold, target and maximum payouts that could have been earned as 2021 annual performance-related cash incentive awards. For 2021, our EBITDA Growth was above the threshold level of performance. For the reasons set forth in the narrative discussion above, the Committee applied discretion and determined that the performance-related incentive awards were earned at approximately 75% of target, of which 35% was payable in cash and the remainder in the form of RSUs that vest ratably over a three-year period. Please see the discussion regarding the compensation programs for the NEOs beginning on page 44 of this proxy statement for additional information.

(5)	The amounts shown include the threshold and maximum payouts that could have been earned as strategic objective cash incentive awards. For 2021, the NEOs achieved their strategic objectives, however, the Committee exercised negative discretion and reduced the amounts payable to 70% of the incentive opportunity. Please see the discussion regarding the compensation programs for the NEOs beginning on page 44 of this proxy statement for additional information.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2021, for our NEOs.

		Option Awards					Stock Awards
				Equity Incentive Plan Awards					Equity Incentive Plan Awards
					Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
	Equity Award Grant Date	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Unearned Options(2) (#)
Name		Exercisable	Unexercisable(1)
Michael J. Kasbar	03/31/2017	113,507			36.25	03/31/2022
	03/15/2018	76,219			23.93	03/15/2023
	03/15/2018	93,285			27.52	03/15/2023
	03/15/2019		109,290		29.68	03/15/2024	19,799	524,080
	03/15/2020		145,349		23.39	03/15/2025	53,877	1,426,124
	03/15/2019			54,645	29.68	03/15/2024
	03/15/2021						11,192	296,252
	03/31/2021						28,410	752,013
	03/15/2020						74,989	1,984,959	29,996	793,984
	03/31/2021						48,296	1,278,395	19,318	511,358
Ira M. Birns	03/15/2018	46,642			27.52	03/15/2023
	03/15/2019			27,323	29.68	03/15/2024	7,807	206,651
	03/15/2020						21,178	560,582
	03/15/2021						9,514	251,836
	03/15/2020						30,878	817,341	12,351	326,936
	03/31/2021						19,887	526,409	7,955	210,564
Jeffrey P. Smith	03/15/2018	46,642			27.52	03/15/2023
	03/15/2019			27,323	29.68	03/15/2024	7,807	206,651
	11/10/2017						18,650	493,666
	03/15/2020						21,178	560,582
	03/15/2021						3,358	88,886
	03/15/2021						22,056	583,822	8,822	233,529
	03/31/2021						14,205	376,006	5,682	150,403
Michael J. Crosby	03/15/2018	27,986			27.52	03/15/2023
	03/15/2019			16,394	29.68	03/15/2024	5,301	140,317
	03/15/2020						13,594	359,833
	03/15/2021						3,918	103,709
	03/15/2020						15,439	408,670	6,176	163,468
	03/31/2021						9,944	263,218	3,978	105,287
John P. Rau	03/15/2018	27,986			27.52	03/15/2023
	03/15/2019			16,394	29.68	03/15/2024	5,301	140,317
	03/15/2020						13,594	359,833
	03/15/2021						3,918	103,709
	03/15/2020						19,851	525,456	7,940	210,182
	03/31/2021						12,785	338,419	5,114	135,368
(1)	The SSARs vest on the third anniversary of the grant date, subject to earlier vesting upon a change of control or qualifying termination of employment.

2022 PROXY STATEMENT	54

Executive Compensation Tables

(2)	This amount reflects the number of Performance SSARs or RSUs, as applicable, that would be earned by the NEO based on the threshold level of performance for the three-year period beginning with the year of the grant. Any earned portion will vest on the date after December 31st of the third year of the performance period, for which the Committee certifies in writing the extent to which the requisite performance level has been achieved for the performance period based upon our audited financial statements, but in no event later than March of that year.

(3)	The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, except for RSUs granted to Mr. Smith on November 10, 2017. All of these RSUs are subject to earlier vesting upon a change of control or qualifying termination of employment.

(4)	The amounts in this column are based on the closing price of our common stock on December 31, 2021, of $26.47.

2021 Option Exercises and Stock Vested

The following table sets forth the SSARs converted and stock vested during the year ended December 31, 2021 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
Michael J. Kasbar	76,220	$772,109	66,358	$2,509,323
Ira M. Birns			19,237	687,530
Jeffrey P. Smith			65,020	2,176,853
Michael J. Crosby			20,830	740,759
John P. Rau			20,830	740,759

(1)	Represents the conversion of SSARs. The number of shares of common stock reported in this column represents the number of shares underlying the SSARs, rather than the net number of shares received by Mr. Kasbar, which was 13,681 shares.

(2)	For the conversion of SSARs, the value realized is calculated by multiplying (a) the difference between the share price of our common stock at the time of conversion and the SSAR exercise price by (b) the number of shares of common stock underlying the SSARs. The value realized does not represent cash received by Mr. Kasbar, which may differ based on when the acquired shares are ultimately sold by Mr. Kasbar.

(3)	The amounts shown in this column reflect the number of shares of restricted stock or RSUs that vested for each NEO. Upon vesting, we withheld a sufficient number of shares to cover the NEOs tax liability associated with the vesting. Thereafter, each of the NEOs received the following number of net shares of our common stock: Mr. Kasbar—50,450, Mr. Birns—11,665, Mr. Smith—39,432, Mr. Crosby—12,632, and Mr. Rau—12,632.

(4)	The amount shown in this column reflects the value realized upon vesting which is calculated by multiplying (a) the closing price of our common stock on the vesting date by (b) the number of shares of restricted stock or RSUs that vested. The value realized does not represent cash received by the NEO; rather, such amount will depend on the price at which the acquired shares are ultimately disposed of by the NEO.

Non-Qualified Deferred Compensation

We offer our executives and other senior employees based in the U.S. an opportunity to defer compensation under our non-qualified deferred compensation plan, or NQDC. Pursuant to the NQDC, participants may defer up to 75% of their base salary and up to 90% of any annual bonus, on a pre-tax basis, and an additional amount equal to any “excess contributions” that are refunded to them from the 401(k) Plan. We do not match any participant deferrals under the NQDC. Participants can elect from a variety of investment choices for their deferred compensation and gains and losses on these investments are credited to their respective accounts. Participants may elect, depending on whether their termination is in connection with retirement or otherwise, to receive deferred amounts in a lump sum, in annual installments over a period of up to ten years, or in a partial lump sum with the balance paid in installments. However, these payments are accelerated upon a change of control or the death of the participant.

The following table sets forth non-qualified deferred compensation during the year ended December 31, 2021 for the NEOs set forth below.

Name	Executive Contributions in Last Fiscal Year		Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Michael J. Kasbar(1)	$—		$8,286	$259,482
Jeffrey P. Smith	774,000	(2)	760,088	5,178,798

(1)	Mr. Kasbar’s prior employment agreement provided that any bonuses payable to him that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which it would be deductible (or until the year in which Mr. Kasbar’s employment terminates or the employment agreement expires), and that any amount so deferred would be credited with interest at the prime rate as published in the Wall Street Journal. A portion of the bonus earned by Mr. Kasbar for the 2002 fiscal year, equal to $109,375, was deferred pursuant to that provision of his employment agreement and remains unpaid. The portion of these earnings in the last fiscal year that constitute “above market earnings” within the meaning of the applicable SEC rules, is reflected in the “Summary Compensation Table” on page 52 of this proxy statement.

(2)	Represents the amount Mr. Smith contributed to the NQDC during 2021. For more information on the NQDC, see “Retirement and Deferred Compensation” beginning on page 48 of this proxy statement.

55	WORLD FUEL SERVICES CORPORATION

Executive Compensation Tables

Potential Payments upon Termination of Employment or Change of Control

Our employment agreement with Mr. Kasbar (the “Kasbar Agreement”) and executive severance agreement with Mr. Birns (the “Birns Agreement”) each provides for the payment of certain compensation and benefits in the event of the termination of the executive’s employment, the amount of which varies depending upon the reason for such termination. In lieu of entering into separate executive severance agreements with each of Messrs. Crosby and Rau in connection with their promotions to executive officers, our Board adopted an Executive Severance Policy (“ESP”) applicable to Messrs. Crosby and Rau and other executives that the Committee may subsequently designate as a participating executive (“ESP Executive”). Upon his appointment as our Executive Vice President and Chief Operating Officer in October 2017, Mr. Smith was designated as an ESP Executive. The ESP provides for the payment of certain severance payments and benefits in the event of a termination of such executives’ employment in certain specified circumstances.

Each of the Kasbar Agreement, the Birns Agreement and the ESP provides for certain benefits (1) if the NEO’s employment is terminated due to death or disability, (2) if the NEO’s employment is terminated by the Company without “cause” (as that term is defined in the relevant agreement or arrangement) or (3) if the NEO terminates his employment with “good reason” (as that term is defined in the relevant agreement or arrangement, which for Messrs. Crosby and Rau is within two years after a Change of Control has occurred). If the employment of any of the four covered NEOs is terminated without “cause” or for “good reason” within two years after a Change of Control, then the severance benefits are slightly higher. The actual amounts of such payments are set forth in the table below the relevant definitions.

Termination Without Cause

Kasbar Agreement—Under the Kasbar Agreement, “cause” means (i) any act of fraud, misappropriation, embezzlement or material dishonesty by Mr. Kasbar, which results or is intended to result in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of Mr. Kasbar to perform his duties under the Kasbar Agreement; (v) a willful and material breach by Mr. Kasbar of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the Kasbar Agreement (and in the case of (ii) through (v) the failure to cure such breach); or (vi) a material breach by Mr. Kasbar of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

Birns Agreement—Under the Birns Agreement, “cause” means, as reasonably determined by us in good faith, (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the Birns Agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board that are consistent with his position in each case, which he fails to cure promptly; (ii) any willful and material breach of our Code of Conduct or any other Company policy; (iii) Mr. Birns’ gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is any felony or is a misdemeanor involving moral turpitude; or (vi) a material breach of the Birns Agreement which by its nature, cannot be cured under (i).

ESP—Under the ESP, “cause” means, as determined by the Committee in good faith, (i) the failure by the ESP Executive to perform, in a reasonable manner, his or her duties as assigned by the Company or any subsidiary (or any successor company); (ii) any violation or breach by the executive of his or her employment agreement, consulting or other similar agreement with the Company or any subsidiary (or successor company), if any; (iii) any actual or threatened violation or breach by the ESP Executive of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any subsidiary (or successor company); (iv) any violation or breach by the ESP Executive of any Company policy; (v) any act by the ESP Executive of dishonesty or fraud that injures the reputation or business of, or causes harm to, the Company or any subsidiary (or successor company); (vi) the conviction of, or entry of a plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; or (vii) the ESP Executive’s impeding of, interfering with, or failing to reasonably cooperate with an investigation authorized by the Company or any subsidiary or affiliate. In the event of a change of control, upon and during the two years following such change of control, clauses (i)-(v) above will be deemed to have the term “materiality” inserted as a qualifier to each instance of violation, breach or other misconduct by the ESP Executive.

None of the agreements or arrangements provide for any payment of severance or other post-termination benefits in the case of a termination for “cause”, although our Deferred Compensation Plan requires repayment of prior earnings that have been deferred irrespective of the basis for employment being terminated and our paid-time-off policy provides that all employees are entitled to their accrued but unused vacation upon termination.

2022 PROXY STATEMENT	56

Executive Compensation Tables

Termination for Good Reason

Kasbar Agreement—Under the Kasbar Agreement, “good reason” means (i) any reduction in the annual base salary of Mr. Kasbar to a level that is less than 85% of Mr. Kasbar’s base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent failure that is remedied by us; (ii) following a change of control, our failure to provide Mr. Kasbar his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by Mr. Kasbar in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require Mr. Kasbar to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor’s agreement to perform and assume the Kasbar Agreement; (v) without the express prior written consent of Mr. Kasbar, assigning Mr. Kasbar any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status; and (vi) a voluntary termination by Mr. Kasbar for any reason within 30 days following the first anniversary of a change of control.

Birns Agreement—The definition of “good reason” in the Birns Agreement means the occurrence of any of the following (i) the assignment of any duties to the executive that are materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith and that is thereafter remedied by us; (ii) any reduction in, or failure to pay his base salary other than a reduction or failure remedied by us; (iii) within two years after the occurrence of a change of control, any failure by us to provide the executive with bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to him in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require the executive to be based at any office or location outside of Miami-Dade or Broward County, Florida.

ESP—The definition of “good reason” under the ESP is substantially the same as the definition included in the Birns Agreement, except that the events have to have occurred within two years after a “Change of Control” (as defined in the ESP). Specifically, an ESP Executive will have the ability to terminate his or her employment with “good reason” upon the happening of any of the following within two years after a “Change of Control”: (i) the assignment to the executive of any duties materially inconsistent with his or her position, authority, duties or responsibility or any other action by us that results in a material diminution in his or her position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied by us; (ii) any reduction in, or failure to pay the executive’s base salary other than a reduction or failure remedied by us; (iii) any failure by us to provide the executive his or her bonus (under any incentive plan) and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to the executive in the calendar year immediately preceding the change of control, other than a failure by us not occurring in bad faith or a failure by us that would not result in a material negative change to the executive; or (iv) if we require the executive to be based at any office or location that is not our corporate headquarters or outside of Miami-Dade or Broward County, Florida. In addition, “good reason” does not include any circumstances that are remedied by us after notice from the executive or the executive does not actually terminate employment within 6 months of the initial existence of any of the circumstances in (i)-(iv) above.

Change of Control

Under the Kasbar Agreement, the Birns Agreement and the ESP, a “change of control” is deemed to have occurred if (i) any person or “group” (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least (a) 30% (in the case of the ESP) or (b) 20% (in the case of the Kasbar Agreement or the Birns Agreement) of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in the holders of our common stock prior to the event owning, directly or indirectly, less than 51% of the total voting power of the capital stock of the surviving entity; (iii) our current Board ceases to make up at least 2 / 3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director whose election, or nomination for election, was approved by a vote of at least 2 / 3 of our current Board will be considered to be a member of our current Board; or (iv) we are liquidated or dissolved or we sell all or substantially all of our assets. In addition, the Kasbar Agreement provides that a change of control is deemed to have occurred, if we enter into an agreement or series of agreements or our Board passes a resolution that will result in the occurrence of any of the matters listed in (i)-(iv) above and Mr. Kasbar’s employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the occurrence of any of the foregoing maters in (i)-(iv) above; provided further, that such change of control will be deemed to have retroactively occurred on the date of the execution of the earliest of such agreements or the passage of such resolution.

57	WORLD FUEL SERVICES CORPORATION

Executive Compensation Tables

Severance Payments and Benefits

Kasbar Agreement—As set forth in the table below, upon the occurrence of a termination by Mr. Kasbar for “good reason”, by the Company without “cause”, following a “change of control” or non-renewal, we will make the following payments:

(i)	the Accrued Obligations (as defined in the Kasbar Agreement);

(ii)	an annualized amount of $750,000 ($1,250,000 for termination following a change of control) per year for a two-year period immediately following the termination date, paid in accordance with our standard payroll practices;

(iii)	(a) continued health insurance coverage in effect as of the termination date for Mr. Kasbar and his immediate family until Mr. Kasbar is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity; and

(b) after Mr. Kasbar is no longer eligible for coverage through COBRA, reimbursement for the cost of obtaining private health insurance coverage that is comparable to the coverage provided to Mr. Kasbar and his immediate family until Mr. Kasbar turns 65 or, if earlier, the date on which neither Mr. Kasbar nor his surviving spouse is living, subject to certain exclusions, provided that the aggregate amount the Company is required to pay for such coverage does not exceed $150,000 in the aggregate; and

(iv)	a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the restricted period

Upon the occurrence of a termination by Mr. Kasbar without “good reason”, by the Company for “cause” or by the Company due to Mr. Kasbar’s death or disability, Mr. Kasbar will be entitled to the payments specified in (i) above.

Birns Agreement and ESP—As set forth in the table below, under the Birns Agreement and the ESP, upon the occurrence of a termination by the Company without “cause” or by the executive for “good reason” we will make the following payments:

(i)	(an amount equal to accrued but unpaid base salary and benefits (including accrued but unused vacations) through the date of termination, in the case of Mr. Birns, or Accrued Obligations (as defined in the ESP) such Accrued Obligations to be paid no later than 60 days after the date of termination, in the case of an ESP Executive;

(ii)	(any unpaid bonus for the year prior to the year of termination to be paid on the same date that bonuses are paid to our other senior executive officers;

(iii)	a prorated bonus for the calendar year in which the executive’s employment is terminated, however, no prorated bonus will be paid if the executive’s termination date occurs before the payment of bonuses for the prior calendar year. Any such bonus will be prorated based on the bonus the executive would have earned if he or she had remained employed by us for the entire year. Any such bonus will be paid on the same date that bonuses are paid to our other senior executive officers;

(iv)	(continued health insurance coverage in effect as of the termination date for the executive and his or her immediate family, or covered dependents in the case of the ESP, for a period of up to 18 months. Such coverage will terminate earlier if the executive becomes eligible for health insurance coverage through employment or services provided to another person or entity, or, in the case of the ESP, if the executive attains the age of 65; and

(v)	in the case of Mr. Birns, a severance payment in an amount equal to two times base salary as of the termination date and, in the case of the ESP, a multiple (one or two times as determined by the Committee) of the executive’s base salary as of the termination date, which will be paid, in either case, to each executive in regular payroll installments over a 24-month period following termination.

Upon the occurrence of a termination due to death or disability, Mr. Birns will be entitled to the payments specified in (i)-(iii) above and, under the ESP, Messrs. Smith, Crosby and Rau will be entitled to the payments specified in (i)-(iv) above.

2022 PROXY STATEMENT	58

Executive Compensation Tables

Potential Payments Upon Termination Table

The estimated payments and benefits that would be provided to each of the NEOs pursuant to their respective agreements or the ESP, as the case may be, as a result of (1) termination by the Company for “cause” or by the executive without “good reason”, (2) termination by the Company without cause, (3) termination by the executive for “good reason”, (4) termination by the Company without “cause” or by the executive for “good reason” within two (2) years of a “change of control”, and (5) termination due to death or disability are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 31, 2021. In order to receive the benefits set forth below, an executive must satisfy any post-termination obligations and certain restrictive covenants for a specified period of time after the termination event for any cash severance payment to be made. We have the right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

	Severance Payment(1)	Pro-Rata Bonus(2)	Medical Benefits(3)	Total(4)
Michael J. Kasbar
Termination by Company for Cause or by Executive Without Good Reason	$—	$—	$—	$—
Termination by Company Without Cause(5) or by Executive for Good Reason	3,000,000	2,100,000	12,248	5,112,248
Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control	5,000,000	2,100,000	12,248	7,112,248
Death or Disability	—	2,100,000	—	2,100,000
Ira M. Birns
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—
Termination by Company Without Cause or by Executive for Good Reason	1,200,000	1,180,000	42,740	2,422,740
Termination by Company Without Cause or by Executive for Good Reason within two (2) years of a Change of Control	1,200,000	1,180,000	42,740	2,422,740
Death or Disability	—	1,180,000	—	1,180,000
Jeffrey P. Smith
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—
Termination by Company Without Cause	600,000	465,000	42,740	1,107,740
Termination by Company Without Cause or by Executive for Good Reason(6) within two (2) years of a Change of Control	600,000	675,000	42,740	1,317,740
Death or Disability	—	675,000	42,740	717,740
Michael J. Crosby
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—
Termination by Company Without Cause	1,000,000	542,500	47,749	1,590,249
Termination by Company Without Cause or by Executive for Good Reason(6) within two (2) years of a Change of Control	1,000,000	787,500	47,749	1,835,249
Death or Disability	—	787,500	47,749	835,249
John P. Rau
Termination by Company for Cause or by Executive Without Good Reason	—	—	—	—
Termination by Company Without Cause	1,200,000	542,500	35,279	1,777,779
Termination by Company Without Cause or by Executive for Good Reason(6) within two (2) years of a Change of Control	1,200,000	787,500	35,279	2,022,779
Death or Disability	—	987,500	35,279	1,022,779

(1)	The amounts in this column are the severance payments payable to our NEOs upon the occurrence of the relevant event. For Messrs. Birns, Smith, Crosby and Rau, this represents a severance payment equal to a multiple of their base salary as of the termination date (based on their actual salary as of December 31, 2021), payable over a 24-month period.

(2)	The amounts in this column are the bonuses payable to the NEO, prorated through the date of termination. Amounts are paid when, and to the extent that, they would have been paid had the NEO’s employment not terminated. For Messrs. Kasbar and Birns, this amount reflects the amounts earned by the executive for the year-ended December 31, 2021. For Messrs. Smith, Crosby, and Rau this amount reflects the amounts earned by the NEO for the year-ended December 31, 2021, other than any bonuses that may be earned based on achievement of non-financial objectives, which are payable at target only in the case of death or disability or upon a termination without cause or for good reason within the two-year period following a change of control.

(3)	Each NEO is entitled to receive continuation of their medical benefits generally for 18 months following the date of termination. This column reflects the current cost of COBRA premiums for such period and for purposes of this table, we have assumed the maximum premiums would be paid.

(4)	The totals in this column do not include (i) additional amounts payable to the executive under the Company’s other employment programs that are applicable to all employees and (ii) any amounts that may be realized upon acceleration of outstanding equity to the extent that such executive is terminated, including after a “change of control”. Specifically, in accordance with the Company’s policies, upon any termination, all employees are entitled to certain accrued obligations including

59	WORLD FUEL SERVICES CORPORATION

Executive Compensation Tables

salary earned through the date of termination, unreimbursed business expenses incurred in accordance with Company policy and a payment for unused paid time off. In addition, Mr. Kasbar is entitled to receive his non-qualified deferred compensation from a previously earned bonus upon any separation from us. Please see “Non-Qualified Deferred Compensation” table beginning on page 55 for an explanation of this amount.

(5)	If Mr. Kasbar’s employment agreement is not renewed at the end of its term, Mr. Kasbar is entitled to the same amount of payments and benefits as if he were terminated without “cause”.

(6)	As discussed above, our ESP defines “good reason” to have occurred only if certain events have happened within two years after a “change of control” has occurred. Consequently, for Messrs. Smith, Crosby, and Rau, any termination by him of his employment absent a “change of control” will be deemed a Termination without “good reason”.

Equity Treatment

Our outstanding equity awards are subject to a “double trigger” in the event of a Change of Control where the awards are replaced or substituted by the acquiror. Consequently, in addition to the amounts set forth in the table above, outstanding equity held by each of the NEOs would only accelerate to the extent that such executive was terminated in the two years following a “change of control”. Specifically, (i) our outstanding service-based SSARs would vest and be exercisable until the earlier of (a) two years plus 90 days following the termination date or (b) the expiration date, (ii) our service-based RSUs would vest and (iii) our outstanding RSUs and SSARs granted under any PSP would vest at either target or actual, as determined by the Committee, depending on the date of termination. Any PSP SSARs are thereafter exercisable until the earlier of: (a) one year after the termination date, or (b) the expiration date. With respect to any of the SSARs that vest as set forth above, the executive would be entitled to receive shares with a value equal to the difference between the exercise price of the SSAR, which ranges from $23.39 to $36.25, and the closing price of our common stock on the date of exercise.

Our equity award agreements further provide that the outstanding equity awards held by our NEOs will pro-rata accelerate upon a termination without “cause” or upon death or disability. Mr. Kasbar’s employment agreement also provides that, in addition to the conditions for acceleration set forth above, the outstanding equity held by him will accelerate upon a termination with “good reason” or upon the non-renewal of his employment agreement.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Michael J. Kasbar.

As of December 31, 2021, our employee population consisted of approximately 4,400 individuals working at the Company and our subsidiaries, of which approximately 2,200 were located in the U.S. (and approximately 2,200 were located outside the U.S.). We selected December 31, 2021, the last day of our fiscal year, as the determination date for identifying the median employee.

There have been no changes in our employee population or employee compensation arrangements in 2021 that would significantly impact the process that we used to identify the median employee based on 2020 compensation. In 2020, we identified the median employee by calculating the amount of annual total cash compensation (salary plus bonus, commissions, and the portion of long-term cash awards paid in 2020) paid to all of our employees globally (other than our CEO). We did not make any cost-of-living or other adjustments in identifying the median employee. Accordingly, the median employee in 2021 did not change from 2020 and was a full-time, salaried employee in the U.S.

Once we confirmed our 2021 median employee, we then calculated the 2021 annual total compensation for such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation in 2021 was approximately $68,408. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table included in this proxy statement. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 75 to 1.

2022 PROXY STATEMENT	60

PROPOSAL NO. 2

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be to: (i) attract, motivate and retain the exceptional management talent required to achieve above average growth and profitability, (ii) focus on rewarding the types of performance that increase shareholder value, (iii) link executive compensation to our long term strategic objectives and (iv) align executives’ interests with those of our shareholders.

Pursuant to amendments to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve or not approve, on a non-binding, advisory basis, the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section beginning on page 37 of this proxy statement, and the compensation of our NEOs, as disclosed in this proxy statement. As an advisory vote, the results of this vote will not be binding on us, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our shareholders, and will consider the outcome of this vote when making future decisions on the compensation of our NEOs and evaluating our executive compensation principles, policies and procedures.

The Board believes that our executive compensation programs follow the guiding principles stated above. In order to align the interests of our senior executives with those of our shareholders, our executive compensation framework emphasizes the following:

●	Total compensation is tied to performance. The majority of total executive compensation is variable and delivered on a pay-for-performance basis.

●	Long-term equity compensation aligns executives’ and shareholders’ interests. Our NEOs receive equity awards, which generally have multi-year vesting requirements.

Accordingly, we are asking our shareholders to vote, in an advisory manner, “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to our NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion above is hereby APPROVED.”

VOTE REQUIRED

The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NEOS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED ABOVE IN THIS PROXY STATEMENT.

61	WORLD FUEL SERVICES CORPORATION

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee appoints, compensates, retains and oversees our auditors. The committee engages in an annual evaluation of the independent registered certified public accounting firm, or “independent auditor,” its qualifications, performance and independence and considers the advisability and potential impact of selecting a different independent auditor.

The Audit Committee has selected PwC to serve as our independent auditor for 2022. In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy includes meetings between the Chairman and the members of the Audit Committee and the candidates for the role, as well as discussion by the full committee with input from management.

The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in our best interests and those of our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent auditor for 2022. Although the Board is submitting the selection of PwC to our shareholders for ratification, the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If our shareholders do not ratify the selection of PwC as our independent auditor, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our shareholders.

Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE 2022 FISCAL YEAR

Fees and Services of PricewaterhouseCoopers LLP

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of our consolidated financial statements for the fiscal years ended December 31, 2021 and 2020, and fees billed for other services rendered by PwC during those periods.

Services Rendered

	(in millions)
	2021	2020
Audit Fees(1)	$5.9	$6.2
Audit-Related Fees(2)	0.2	0.2
Tax Fees(3)	0.5	2.1
All Other Fees	—	—
Total	$6.6	$8.5
(1)	These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our annual report on Form 10-K, reviews of the quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.
(2)	These amounts represent fees for professional services rendered in connection with service organization control reports in each of 2021 and 2020, as well as fees associated with the filing of our Form S-8 registration statements in 2021 and 2020.
(3)	This amount represents fees for tax consulting and compliance services in our U.S. and non-U.S. locations.

2022 PROXY STATEMENT	62

Proposal No. 3—Ratification of Independent Registered Certified Public Accounting Firm

Audit Committee Pre-Approval Policy

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee (i) appoints, (ii) negotiates and sets the compensation of and (iii) oversees the performance of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a pre-approval policy for all audit and permitted non-audit services performed by our independent auditors to ensure that providing such services does not impair the auditors’ independence. There are two types of pre-approvals under the policy, general and specific. Under the general type of pre-approval, proposed services are pre-approved on a categorical basis for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the pre-approved category. The Audit Committee reviews the general pre-approval categories on a periodic basis and approves the fee levels for each category annually. Under the specific type of pre-approval, proposed services, such as the annual audit engagement terms and fees, are approved on a case-by-case basis. Any services that have not been generally pre-approved or that exceed the approved fee levels must be specifically pre-approved. Specific pre-approval must be obtained from the Audit Committee.

The Audit Committee has delegated the authority to the Chairman of the Audit Committee to pre-approve audit and permitted non-audit services to be provided by our independent auditor so long as such services: (a) involve fees of less than $100,000, and (b) are subsequently reported to and approved by the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by, and all fees paid to, PwC. The Audit Committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC’s independence.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2021 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the PCAOB.

Additionally, the Audit Committee has: (i) received the written disclosures and the letter from the independent registered certified public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from us and our management.

In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2021 fiscal year for filing with the SEC.

In determining whether to reappoint PwC as our independent registered certified public accounting firm for 2022, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team, together with the following factors:

●	PwC’s capabilities to handle the breadth and complexity of our global operations;
●	PwC’s familiarity with our industry, accounting policies, financial reporting process, and internal control over financial reporting;
●	the quality and candor of PwC’s communications with the Audit Committee and management;
●	external data on the firm’s audit quality and performance, including recent PCAOB reports on PwC and its peer firms;
●	the performance of the lead engagement partner and the other professionals on our account; and
●	the appropriateness of PwC’s fees based on the scope of activities.

In light of the Audit Committee’s views on the performance of PwC, it is the Audit Committee’s belief that continuing to retain PwC is in our best interest and those of our shareholders. Consequently, the Audit Committee has appointed PwC as our independent registered certified public accounting firm for fiscal year 2022 and recommends that shareholders ratify the appointment at the Annual Meeting.

John L. Manley, Chair
Jorge L. Benitez
Richard A. Kassar
Sharda Cherwoo

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

63	WORLD FUEL SERVICES CORPORATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 25, 2022 (the “Reporting Date”), by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2021; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent(2)
Holding more than 5%
BlackRock, Inc.(3)	10,580,580	16.6%
The Vanguard Group, Inc.(4)	6,742,945	10.6%
Dimensional Fund Advisors LP(5)	4,431,650	7.0%
Named executive officers and directors:
Michael J. Kasbar(6)	489,526	*
Ira M. Birns(7)	105,003	*
Jeffrey P. Smith(8)	48,481	*
Michael J. Crosby	47,425	*
John P. Rau(9)	53,854	*
Ken Bakshi(10)	35,238	*
Jorge L. Benitez(11)	31,595	*
Sharda Cherwoo(12)	13,232	*
Richard A. Kassar(13)	65,339	*
John L. Manley(14)	42,034	*
Stephen K. Roddenberry(15)	103,585	*
Jill B. Smart(16)	3,516	*
Paul H. Stebbins(17)	202,308	*
All executive officers and directors as a group (13 persons)(18)	1,241,136	1.9%
*	Less than one percent.
(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178.
(2)	The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Accordingly, in determining the percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days of the Reporting Date are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for any other person. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power with respect to the shares shown as beneficially owned. The number of shares of common stock that could be obtained on exercise of SSARs is calculated by (a) multiplying the number of outstanding SSARs which can be exercised within 60 days of the Reporting Date, by the difference between the closing price of $27.34 for our common stock on the Reporting Date and the SSAR exercise price and (b) dividing such number by $27.34. The percentages shown are based on 63,672,697 shares of common stock issued and outstanding on the Reporting Date.
(3)	Based on a Schedule 13G/A, as filed with the SEC on January 27, 2022. BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, is the beneficial owner of 10,580,580 shares of our outstanding common stock, of which they hold sole voting power with respect to 10,380,742 shares and sole investment power with respect to all of the beneficially owned shares.
(4)	Based on a Schedule 13G/A, as filed with the SEC on February 9, 2022. The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act and certain of its wholly-owned subsidiaries are the beneficial owners of 6,742,945 shares of our outstanding common stock. The Vanguard Group, Inc. holds sole voting power with respect to none of the shares, shared voting power with respect to 69,728 shares, sole investment power with respect to 112,217 shares and shared investing power with respect to 6,630,728 shares beneficially owned.
2022 PROXY STATEMENT	64

Security Ownership of Certain Beneficial Owners and Management

(5)	Based on a Schedule 13G/A, as filed with the SEC on February 8, 2022. The Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act serves as an investment manager or sub-adviser to investment companies, trusts and accounts, collectively referred to as the “Funds”. In such role, Dimensional Fund Advisors LP or its subsidiaries may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional Fund Advisors LP has sole voting power with respect to 4,351,122 shares and sole investment power with respect to all of the beneficially owned shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.
(6)	This amount includes 1,340 of the reported shares of common stock that are indirectly held by Mr. Kasbar’s spouse. This amount includes 9,507 shares of common stock issuable pursuant to the settlement of SSARs that are exercisable within 60 days of the Reporting Date. This amount excludes 402,842 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Kasbar has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting. This amount also includes 403,784 shares that were pledged as collateral for a personal loan.
(7)	This amount excludes 151,072 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Birns has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
(8)	This amount excludes 122,990 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Smith has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
(9)	This amount excludes 105,191 RSUs that have not yet vested. Pursuant to the terms of the agreements governing these equity awards, Mr. Rau has contractually agreed not to exercise any voting rights with respect to the shares prior to vesting.
(10)	This amount includes 35,238 shares of common stock issuable pursuant to the settlement of RSUs and deferred stock units that are vested or will vest within 60 days of the Reporting Date. Upon settlement, 5,070 shares will be delivered to Mr. Bakshi in May 2022 and 30,168 shares will be delivered upon his departure from the Board.
(11)	This amount includes 5,070 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Benitez in May 2022.
(12)	This amount includes 4,916 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Ms. Cherwoo in May 2022.
(13)	This amount includes 21,595 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 4,916 shares will be delivered to Mr. Kassar in May 2022 and 16,679 shares will be delivered upon his departure from the Board.
(14)	This amount includes 6,819 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 5,070 shares will be delivered to Mr. Manley in May 2022 and 1,749 shares will be delivered upon his departure from the Board.
(15)	This amount includes 21,749 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, 5,070 shares will be delivered to Mr. Roddenberry in May 2022 and 16,679 shares will be delivered upon his departure from the Board.
(16)	This amount represents 3,516 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Ms. Smart in May 2022.
(17)	This amount includes 4,609 shares of common stock issuable pursuant to the settlement of RSUs that are vested or will vest within 60 days of the Reporting Date. Upon settlement of the RSUs, the shares will be delivered to Mr. Stebbins in May 2022. 167,701 of the shares of common stock beneficially owned by Mr. Stebbins are held by an irrevocable trust, for which Mr. Stebbins serves as trustee.
(18)	This amount includes an aggregate of 116,996 shares issuable pursuant to RSUs, SSARs and deferred stock units that vested, will vest, or are exercisable within 60 days of the Reporting Date.

Equity Compensation Plan Information

As of December 31, 2021, we had equity awards outstanding under each of our 2021 Plan and its predecessor equity plans. Only our 2021 Plan is authorized for future issuance of equity awards.

	Equity Compensation Plan Information as of December 31, 2021
	(in millions, except exercise price)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, SSARs, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, SSARs, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1.76	$12.02	4.0
Equity compensation plans not approved by security holders	—	—	—
Total	1.76	$12.02	4.0
(1)	Included in the number of securities in column (a) is (i) 1.75 million shares of common stock to be issued upon vesting of RSUs, which have no exercise price, and (ii) 0.01 million shares of common stock issuable in settlement of in-the-money SSARs. The number of shares of common stock issuable upon settlement of exercisable in-the-money SSARs is calculated using the closing price of our common stock on December 31, 2021 of $26.47. As of December 31, 2021, there were 1.26 million SSARs outstanding.
(2)	Reflects the weighted average exercise price of all outstanding RSUs, which have no exercise price, and SSARs. The weighted average exercise price of SSARs only is $28.78.
65	WORLD FUEL SERVICES CORPORATION

Questions and Answers About Our Annual Meeting

What is the date, time and place of the Annual Meeting?

Our Annual Meeting will be held on Tuesday, May 17, 2022, at 8:00 a.m. Eastern Time, at our offices located at 9800 Northwest 41st Street, Miami, FL 33178.

What am I being asked to vote on and what is the Board recommendation?

At the Annual Meeting you will be asked to vote on the following four proposals. Our Board recommendation for each of these proposals is set forth below:

	Proposal	Board Recommendation
1.	To elect nine directors each for a term expiring at the next annual meeting or until his or her successor has been duly elected and qualified.	FOR each Director Nominee
2.	To approve on a non-binding, advisory basis, the compensation of our NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below.	FOR
3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2022 fiscal year.	FOR

You will also be asked to consider and act upon such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on March 25, 2022, the record date for the Annual Meeting, are entitled to notice of, and to attend and vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 63,672,697 shares of our common stock were issued and outstanding.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the “shareholder of record.”

If your shares are held by a brokerage firm, bank, trustee, other agent or record holder, each sometimes referred to as a “nominee,” you are considered the “beneficial owner” of shares held in “street name.” The Notice has been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

What are the voting rights of our shareholders?

Our shareholders have one vote per share of our common stock owned on the record date for each matter properly presented at the Annual Meeting. For example, if you owned 100 shares of our common stock at the close of business on March 25, 2022, you can cast 100 votes for each matter properly presented at the Annual Meeting. Holders of our common stock have no cumulative voting rights.

What constitutes a quorum?

A quorum will be present at the Annual Meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the Annual Meeting by attendance or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purpose of determining the presence or absence of a quorum.

What are “broker non-votes” and how are they treated?

A “broker non-vote” occurs when a bank, broker, trustee, agent or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your broker is the shareholder of record, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange, or “NYSE”, allow brokers the discretionary authority to vote your shares with respect to “routine” matters but not “non-routine” matters.

2022 PROXY STATEMENT	66

Questions and Answers About Our Annual Meeting

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions. If they cannot, such broker non-vote will not be counted as a vote cast and will therefore have no impact on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?
Election of Directors	No
Non-Binding, Advisory Vote on Executive Compensation	No
Ratification of Independent Registered Certified Public Accounting Firm	Yes

If other matters are properly brought before the Annual Meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purpose of determining whether a quorum is present.

How are abstentions treated?

Abstentions will not be counted as votes cast in the final tally of votes with regard to Proposals 1, 2 and 3. Therefore, abstentions will have no effect on the outcome of these proposals. As stated above, abstentions will be counted for the purpose of determining whether a quorum is present.

Will my shares be voted if I do not provide my proxy?

If your shares are held in the name of a bank, broker or other holder of record, they may be voted by the bank, broker or other holder of record with respect to “routine” matters (as described above under the caption “What are “broker non-votes” and how are they treated?”) even if you do not give the bank, broker or other holder of record specific voting instructions. If you are a shareholder of record and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote at the Annual Meeting.

How do I vote?

To Vote by Internet, Telephone or Mail:

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, you have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.
•	To vote by telephone, dial the number listed on your proxy card, your voter instruction form or Notice. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice.
•	If you received a Notice and wish to vote by traditional proxy card, you can request a full set of materials at no charge through one of the following methods:
1)	By Internet: by visiting www.proxyvote.com
2)	By phone: by using the phone number listed on the Notice

To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day prior to the Annual Meeting. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. Eastern Time on Monday, May 16, 2022.

To Vote at the Annual Meeting:

If your shares are registered in your name, you must use the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials in order to log in and complete your ballot electronically when prompted during the Annual Meeting.

If you hold your shares in “street name,” you will need to obtain the 16-digit control number assigned to your holdings with your bank, broker or other nominee and enter it when prompted by the website hosting the Annual Meeting to vote the shares that are held for your benefit.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

67	WORLD FUEL SERVICES CORPORATION

Questions and Answers About Our Annual Meeting

What vote is required for the proposals?

Proposal	Description of Votes Needed
Election of Directors	The nine nominees for election as directors will be elected by a “plurality” of the votes cast at the Annual Meeting. This means that the nine nominees who receive the highest number of “FOR” votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. “Withhold” votes will not be counted as votes cast either for or against the election of a director and will have no effect on the results of the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. See page 24 of this proxy statement for additional information about our director resignation policy in uncontested elections.
Non-Binding, Advisory Vote on Executive Compensation	The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the non-binding, advisory vote with respect to executive compensation.
Ratification of Independent Registered Certified Public Accounting Firm	The affirmative vote of a majority of the votes cast on the proposal is required for the ratification of the appointment of PwC as our independent auditor for the 2022 fiscal year.

How will my proxy holder vote?

The enclosed proxy designates Michael J. Kasbar, our Chairman, President and Chief Executive Officer and Paul H. Stebbins, Director and Chairman Emeritus, to hold your proxy and vote your shares. Messrs. Kasbar and Stebbins will vote all shares of our common stock represented by properly executed proxies received in time for the Annual Meeting in the manner specified by the holders of those shares. Messrs. Kasbar and Stebbins intend to vote all shares of our common stock represented by proxies that are properly executed by the record holder but that otherwise do not contain voting instructions as follows:

Proposal
Election of Directors	FOR each Director Nominee
Non-Binding, Advisory Vote on Executive Compensation	FOR
Ratification of Independent Registered Certified Public Accounting Firm	FOR

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described above, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders named in the attached proxy card, such persons will vote in accordance with the recommendation of our Board, “FOR” or “AGAINST” such other matters.

Can I change my vote after I have voted?

Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting during the Annual Meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mail, at any time prior to its exercise by (i) filing a duly executed revocation of proxy with our Corporate Secretary, (ii) properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or (iii) attending the Annual Meeting and voting when prompted during the meeting. Attendance at the meeting will not itself constitute revocation of a proxy.

What do I need to bring with me in order to attend the Annual Meeting?

If you are a shareholder of record, you will need to bring with you to the Annual Meeting any proxy card that is sent to you and a valid photo identification. Otherwise, you will be admitted only upon other verification of record ownership at the admission counter.

If you are the beneficial owner of shares held in street name, bring with you to the Annual Meeting your most recent brokerage statement or a letter from your bank, broker, trustee, agent or other record holder indicating that you beneficially owned shares of our common stock on March 25, 2022 and valid photo identification. We can use that to verify your beneficial ownership of common stock and admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a legal proxy from your bank, broker, trustee, agent or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

Where can I find voting results of the Annual Meeting?

We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

Who should I call with other questions?

If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our annual report, please contact: World Fuel Services Corporation at 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary, Telephone: (305) 428-8000.

2022 PROXY STATEMENT	68

Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that all required filings during the year ended December 31, 2021 were made on a timely basis, with the exception of a late Form 4 filing disclosing one transaction for Mr. Stebbins due to administrative error.

Shareholder Proposals for the 2023 Annual Meeting

Proposals for Inclusion in the Proxy Statement. The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2023 annual meeting of shareholders, or the “2023 Annual Meeting,” is December 8, 2022. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement and Nominations for Director. Shareholder proposals not included in our proxy statement and shareholder nominations for director may be brought before an annual meeting of shareholders in accordance with the advance notice procedures described in our By-Laws. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., May 17, 2023) and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. For the 2023 Annual Meeting, the Corporate Secretary must receive notice of the proposal on or after the close of business on January 17, 2023 and no later than the close of business on February 16, 2023. Shareholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our By-Laws, including a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities. If we hold the 2023 Annual Meeting more than 30 days earlier or more than 60 days later than such anniversary date, we must receive your notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Our By-Laws also require that shareholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

The specific requirements of these advance notice provisions are set forth in Article I, Sections 6 and 7 of our By-Laws, a copy of which is available upon request. Such request and any shareholder proposals or director nominations should be sent to our Corporate Secretary at our principal executive offices.

List of Shareholders Entitled to Vote at the Annual Meeting

The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

69	WORLD FUEL SERVICES CORPORATION

Other Matters

Expenses Relating to this Proxy Solicitation

We will bear the cost of the solicitation of proxies from our shareholders, including preparing, printing and mailing the Notice and this proxy statement. In addition to solicitations by mail, our directors, officers and employees, and those of our subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. We will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. We may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

Communication with our Board

Any interested party can contact our Board, any Board committee, our presiding director, our lead independent director, the non-management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Miami, Florida 33178, (ii) calling the WFS Anonymous Compliance Hotline at 1-888-549-0965 (US toll-free) or at any of the other country-specific toll-free numbers found at www.wfscompliance.com; or (iii) submitting a report or request online using the intake portal found at www.wfscompliance.com. Such communications may be submitted on an anonymous or confidential basis. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Available Information

We maintain an Internet website at www.wfscorp.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee, Governance Committee, Sustainability & Corporate Responsibility Committee and Technology & Operations Committee, together with other corporate governance materials, such as our Corporate Governance Principles and Code of Conduct, can be found on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance, and such information is also available in print to any shareholder who requests it by writing to our Corporate Secretary at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our 2021 annual report on Form 10-K as filed with the SEC, including the financial statements and schedules thereto. In addition, such report is available, free of charge, on our website at www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. You should direct a request for a copy of this report to World Fuel Services Corporation, 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Corporate Secretary. We will forward you a copy of any exhibit to the 2020 annual report on Form 10-K when you send a written request to Investor Relations.

Electronic Delivery

Pursuant to rules adopted by the SEC, we are furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail instead of mailing a printed copy of our proxy materials, which include our proxy statement and annual report. This process has allowed us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail at no charge upon request.

2022 PROXY STATEMENT	70

Other Matters

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, EQ Shareowner Services (in writing: P.O. Box 64854, St. Paul, MN 55164-0854, or by telephone: (800) 468-9716 or (651) 450-4064).

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact EQ Shareowner Services as indicated above. Beneficial shareholders can request information about householding from their broker, bank, trustee, agent or other record holder.

71	WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street,
Miami, Florida 33178

www.wfscorp.com

WORLD FUEL SERVICES CORPORATION
9800 NORTHWEST 41ST STREET
MIAMI, FL 33178
ATTN: CORPORATE SECRETARY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D77380-P70862	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WORLD FUEL SERVICES CORPORATION	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR all listed nominees in Proposal 1.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors

	Nominees:

	01)	Michael J. Kasbar	06)	John L. Manley
	02)	Ken Bakshi	07)	Stephen K. Roddenberry
	03)	Jorge L. Benitez	08)	Jill B. Smart
	04)	Sharda Cherwoo	09)	Paul H. Stebbins
	05)	Richard A. Kassar

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approval of the non-binding, advisory vote on executive compensation.	☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2022 fiscal year.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND ON ALL OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D77381-P70862

World Fuel Services Corporation
9800 Northwest 41st Street
Miami, Florida 33178

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on May 17, 2022 at 8:00 AM Eastern Time to be held at our offices located at 9800 Northwest 41st Street, Miami, Florida 33178.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the Nominees listed in Proposal 1 and “FOR” Proposals 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint each of Michael J. Kasbar and Paul H. Stebbins with full power of substitution, to vote your shares at the Annual Meeting or any adjournments or postponements thereof, with all the powers that you would possess if personally present, upon and in respect of the matters shown on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Continued and to be signed on reverse side